UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant
Filed by a Party other than the Registrant
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12
THE AES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS OF THE AES CORPORATION
TO BE HELD ON THURSDAY, APRIL 18, 2019
March 6, 2019
TO THE HOLDERS OF COMMON STOCK OF THE AES CORPORATION:
Notice is hereby given that the 2019 Annual Meeting of Stockholders of The AES Corporation (the “Company” or “AES”) will be held on Thursday, April 18, 2019, at 9:30 a.m. EDT, at the American Trucking Association Conference Center, 950 North Glebe Road, Suite 210, Arlington, VA 22203 for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect ten members to the Company’s Board of Directors (the “Board”);

2.	To approve, on an advisory basis, the Company’s executive compensation;

3.	To ratify the appointment of Ernst & Young LLP (“EY” or the “Independent Registered Public Accounting Firm”) as the independent auditors of the Company for fiscal year 2019; and

4.	To transact such other business as may properly come before the Annual Meeting.
Doors to the meeting will open at 8:30 a.m. EDT. Stockholders of record at the close of business on February 26, 2019 are entitled to notice of, and to vote at, the Annual Meeting. If you plan to attend the Annual Meeting, please note that, for security reasons, before being admitted, you must present your admission ticket or proof of stock ownership and valid photo identification at the door. All hand-carried items will be subject to inspection and any bags, briefcases or packages must be checked at the registration desk prior to entering the meeting room.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, APRIL 18, 2019: THE PROXY STATEMENT, ANNUAL REPORT ON FORM 10-K AND RELATED PROXY MATERIALS ARE AVAILABLE FREE OF CHARGE AT www.edocumentview.com/aes.

Paul L. Freedman
Senior Vice President, General Counsel
and Corporate Secretary

Table of Contents

NOTICE OF 2019 ANNUAL MEETING	1
TABLE OF CONTENTS	2
PROXY STATEMENT
Proxy Statement Summary	4
BOARD OF DIRECTORS
PROPOSAL 1: ELECTION OF DIRECTORS	7
BOARD AND COMMITTEE GOVERNANCE
Director Independence	13
Board and Leadership Structure	13
Board Committees	14
Director Attendance	17
The Board’s Role in Risk Management	18
ADDITIONAL GOVERNANCE MATTERS
Environmental, Social and Governance	19
AES Code of Business Conduct and Corporate Governance Guidelines	21
Related Person Policies and Procedures	21
Submission of Future Stockholder Proposals and Nominations for Director	21
Other Governance Information	23
DIRECTOR COMPENSATION
Director Compensation Program	25
Director Compensation	26
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis	28
Executive Summary	28
Our Executive Compensation Process	29
Overview of AES Total Compensation	31
2018 Compensation Determinations	33
Other Relevant Compensation Elements and Policies	38
Summary Compensation Table	41
Grants of Plan-Based Awards Table	44
Narrative Disclosure Relative to the Summary Compensation Table and the Grants of Plan-Based Awards Table	45
Outstanding Equity Awards at Fiscal Year-End	46
Option Exercises and Stock Vested	48
Non-Qualified Deferred Compensation	49
Narrative Disclosure Relative to the Non-Qualified Deferred Compensation Table	50
Potential Payments Upon Termination or Change-in-Control	51
Additional Information Relating to Potential Payments Upon Termination of Employment or Change-in-Control	52
Payment of Long-Term Compensation Awards in the Event of Termination or Change-in-Control as Determined by the Provisions Set Forth in the 2003 Long-Term Compensation Plan	53
CEO Pay Ratio	55
PROPOSAL 2: TO APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S EXECUTIVE COMPENSATION	56
Compensation Committee Report	57
Risk Assessment	57

The AES Corporation Proxy Statement 2

Proxy Statement

PROXY STATEMENT

The AES Corporation
4300 Wilson Blvd.
Arlington, VA 22203, USA
www.aes.com

March 6, 2019

The Board of Directors (the “Board”) of The AES Corporation (the “Company” or “AES”) is soliciting proxies to be voted on the Stockholders’ behalf at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”).
The Annual Meeting will commence at 9:30 a.m. EDT on Thursday, April 18, 2019. The Annual Meeting will be held at the American Trucking Association Conference Center, 950 North Glebe Road, Suite 210, Arlington, VA 22203.
This Proxy Statement provides information regarding the matters to be voted on at the Annual Meeting, as well as other information that may be useful to you. In accordance with rules adopted by the United States Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each Stockholder of record, we are furnishing proxy materials to our Stockholders on the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials other than as described below. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your Proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.
This Proxy Statement and accompanying Proxy Card, Annual Report on Form 10-K for the year ended December 31, 2018 (the “AES Form 10-K”) and related proxy materials will first be given and/or made available to Stockholders on or about March 7, 2019. These materials will be available at www.envisionreports.com/aes for registered holders of AES stock and, at www.edocumentview.com/aes for beneficial holders of AES stock. In accordance with SEC rules, the websites, www.envisionreports.com/aes and www.edocumentview.com/aes, provide complete anonymity with respect to a Stockholder accessing the websites.
At the close of business on February 26, 2019, there were 662,404,101 shares of common stock outstanding. Each share of common stock is entitled to one vote.

The AES Corporation Proxy Statement 3

Proxy Statement Summary

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is subject to the safe harbors created therein. The forward-looking statements contained herein are generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on the beliefs and assumptions of our management and on currently available information. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the AES Form 10-K. We undertake no responsibility to publicly update or revise any forward-looking statement.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. Please refer to the complete Proxy Statement and the AES Form 10-K before you vote.
MEETING INFORMATION

2019 Annual Meeting of Stockholders

Date and Time:	April 18, 2019	Location:	American Trucking Association Conference Center
	9:30 a.m. EDT		950 North Glebe Road, Suite 210, Arlington, VA 22203

Record Date:	February 26, 2019		* Admission Ticket required, please see page 65 of this Proxy Statement for details.

Voting Matters	Board of Directors’ Recommendations
1. Election of Ten Director Nominees	FOR all Director Nominees
2. Advisory Approval of Executive Compensation	FOR
3. Ratification of Appointment of EY as the Independent Auditors for Fiscal Year 2019	FOR

HOW TO VOTE
Your vote is important. You may vote in person at the Annual Meeting or submit a proxy over the Internet. If you received a paper copy of the proxy card (or you requested a paper copy of the materials) you may vote by telephone or by mail.

:	Online	+	By Mail
	www.envisionreports.com/aes		Complete, sign, date and return your proxy card in the envelope provided

)	By Phone		In Person
	Call the phone number located on the top of your proxy card		Attend our Annual Meeting and vote by ballot

The AES Corporation Proxy Statement 4

Proxy Statement Summary

CORPORATE GOVERNANCE
Our Corporate Governance Policies Reflect Best Practices

Annual Election of All Directors	98% Average Attendance of Incumbent Directors at Board and Committee Meetings

Non-Executive, Independent Chair of the Board Since 2003	Audit, Compensation and Governance Committee Members Are All Independent

Nine of Ten Director Nominees Are Independent	Directors Are Subject to Rigorous Stock Ownership Requirements

Annual Board and Committee Self-Evaluations and Review of Director Qualifications	Director Compensation Reviewed Annually

Executive Sessions of Independent Directors Held at Each Regularly Scheduled Board Meeting, and Directors Meet Periodically Throughout the Year with Individual Members of Management	Financial Audit Committee Members Are All Financially Literate and Four of Five Are Audit Committee Financial Experts

Directors Subject to Term Limits, Average Tenure of Our Directors is Less than Six Years	No Increase in Director Compensation Since 2012

Director Nominee Facts. The following charts details the qualifications of our Director nominees that are important to our business. Further discussion on the qualifications and experience of Director nominees is included in “2019 Director Nominees” section of this Proxy Statement.

The AES Corporation Proxy Statement 5

Proxy Statement Summary

2018 Stockholder Engagement Program

We place great value on Stockholder outreach, and engage regularly with our investors to gain insight into the governance issues about which they care most. We seek a collaborative and mutually beneficial approach to issues of importance to investors that affect our business and aim to ensure that our corporate governance practices are informed by, and generally are in line with, our Stockholders’ expectations. In 2018, we engaged with Stockholders in the fall as part of our engagement program to discuss topics, including, but not limited to, Board Composition and Evaluations, Environmental, Social and Governance (“ESG”) Matters and Executive Compensation.

Environmental and Sustainability Matters

AES’ efforts in Sustainability, Business Ethics and ESG practices have been recognized by third parties including, Ethisphere Instute as one of the World’s Most Ethical Companies, The DowJones Sustainability Index for North America, FTSE4Good Index and the CDP Climate Change and Water Questionnaires. In 2018, AES was the first publicly-traded owner of utilites and power companies based in the US to issue a Climate Scenario Report (the “AES Climate Scenario Report”) adopting the recommendations issued by the Task Force on Climate-related Financial Disclosures (TCFD). A copy of the AES Climate Scenario Report is available under the “Sustainability” tab of our website. Further information on AES’ ESG practices is included in “Environmental Social and Governance” section of this Proxy Statement.
EXECUTIVE COMPENSATION SUMMARY
AES’ executive compensation philosophy emphasizes pay-for-performance. Our philosophy is to provide executive compensation opportunities that approximate the 50th percentile of survey data based on our revenue size and industry. Our incentive plans are designed to reward strong performance, with greater compensation paid when performance exceeds expectations and less compensation paid when performance falls below expectations. Thus, the actual compensation realized by our Named Executive Officers (“NEOs”) will be commensurate with the Company’s actual performance.
AES’ Compensation Committee has a practice of reviewing executive compensation program components, targets and payouts on an annual basis to ensure the strength of our pay-for-performance alignment. Our performance is evaluated against both short-term goals, which support AES’ business strategy, and long-term goals, which measure the creation of sustainable Stockholder value.
Compensation and Benefits Best Practices

Target Total Compensation at 50th Percentile	Director and Executive Officer Stock Ownership Guidelines

Independent Consultant Retained by the Compensation Committee	Executive Compensation Clawback Policy

Double-Trigger Change-in-Control for Long Term Compensation Awards	No Change-in-Control Excise Tax Gross Ups

No Perquisites for our Executive Officers, Except for Relocation Benefits	No Backdating or Option Repricing

Directors and Executive Officers Prohibited from Hedging or Pledging of AES Common Stock	Annual Review of Risk Related to Compensation Programs

No Special Retirement Benefit Formulas for Executive Officers	Relative Pay-for-Performance Alignment

Mix of AES-Specific and Relative Performance Goals	Caps on Annual and Long-Term Incentive Payouts
In 2018, AES again received strong support for its executive compensation programs, with approximately 95% of votes cast approving, on an advisory basis, our executive compensation. In 2018, as in prior years, the Compensation Committee considered input from our Stockholders and other stakeholders as part of its annual review of AES’ executive compensation program.
Please see the “Compensation Discussion and Analysis” section in this Proxy Statement for a detailed description of our executive compensation programs.

The AES Corporation Proxy Statement 6

Board of Directors

BOARD OF DIRECTORS
PROPOSAL 1: ELECTION OF DIRECTORS

The Board has nominated ten Directors (the “Nominees”) for election at the Annual Meeting. The table below summarizes the key qualifications, skills and attributes most relevant to the decision to nominate each candidate to service on the Board. The Nominees’ biographies describe each candidate’s background and relevant experience in more detail. The Nominees are identified and discussed in the paragraphs below for election at this year’s Annual Meeting and to each serve a one-year term expiring at the Annual Meeting in 2020.

	Davidson	Gluski	Harrington	Khanna	Koeppel	Miller	Monie	Morse	Naim	Ubben
Qualifications and Experience
Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Finance		✓	✓	✓	✓	✓	✓	✓		✓
Industry Knowledge		✓		✓	✓	✓		✓	✓	✓
Global Business	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Risk Management	✓	✓	✓		✓	✓	✓	✓	✓	✓
Regulatory		✓	✓		✓	✓				✓
Corporate Strategy	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Operations	✓	✓	✓		✓	✓	✓			✓
Human Resources & Compensation	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Governance		✓	✓	✓	✓	✓	✓	✓	✓	✓
Engineering & Construction	✓	✓	✓		✓	✓
Technology	✓	✓	✓	✓	✓	✓	✓	✓		✓
Environmental & Sustainability		✓	✓		✓	✓			✓	✓
Cybersecurity			✓		✓	✓
Industry Transformation	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Entrepreneurial		✓	✓	✓	✓		✓	✓	✓	✓
Power Distribution & Storage		✓			✓	✓				✓
Alternative Energy		✓	✓		✓	✓				✓
Additional Information
Other Public Boards	2	1	0	1	3	2	1	1	1	0
Years of Service (1)	0	7	5	10	4	5	2	10	6	1
Age	62	61	60	52	60	70	68	72	66	57
Gender	F	M	M	M	F	M	M	M	M	M
(1) Years of Service is calculated from Annual Meeting to Annual Meeting

The AES Corporation Proxy Statement 7

Board of Directors

Janet G. Davidson
Age: 62 Director Since: February 2019 Board Committees: Financial Audit Committee Compensation Committee
Qualifications and Experience: Ms. Davidson brings to the AES Board a deep knowledge of technology, global business operations, customer care and sales, and corporate strategy. Ms. Davidson began her career in 1979 as a member of the Technical Staff of Bell Laboratories, Lucent Technologies (as of 2006 Alcatel Lucent), and served from 1979 through her retirement in 2011 in several key positions including, most recently as Group President Internetworking Systems (2001 to 2005), Chief Strategy Officer (2005 to 2006), Chief Compliance Officer (2006 to 2008) and Executive Vice President, Quality & Customer Care (2008 to 2011). Ms. Davidson became a member of the supervisory board of ST Microelectronics in June 2013 where she is a member of the Audit and Strategic Committees.
Education: Ms. Davidson has a B.A. in Physics from Lehigh University and a M.S. in Electrical Engineering from the Georgia Institute of Technology.
Current and Former Directorships: Ms. Davidson currently serves on the Board of Directors of ST Microelectronics, N.V. (NYSE: STM) (June 2013 to the present) and Millicom International Cellular S.A., (Nasdaq: TIGO) (April 2016 to the present). She also served as a member of the board of Alcatel Lucent Foundation (2011to 2014), Lehigh University Board of Trustees (2005 to 2012), Riverside Symphonia Board of Trustees (2007), and Liberty Science Center Board of Trustees (2005 to 2006).

Andrés R. Gluski
Age: 61 Director Since: September 2011 Board Committees: Innovation and Technology Committee
Qualifications and Experience: As the Chief Executive Officer (“CEO”) of AES, Mr. Gluski provides our Board with in-depth knowledge about the Company’s business, the electric industry and international markets. He has led major cost savings initiatives, a simplification of the Company’s geographic footprint and global expansion of the Company’s renewables and energy storage platforms. Mr. Gluski currently serves on the US-India CEO Forum and previously served on the U.S. Brazil CEO Forum from 2012 through June 2017 . Mr. Gluski also served on the President's Export Council from 2013-2016. In 2015, Mr. Gluski was also appointed Chairman of the Council of the Americas/Americas Society. Prior to his appointment as CEO in September 2011, Mr. Gluski served as Executive Vice President and Chief Operating Officer of the Company from March 2007 until that time, Regional President for Latin America from 2006 to 2007, Senior Vice President for the Caribbean and Central America from 2003 to 2006, CEO of La Electricidad de Caracas (“EDC”) from 2002 to 2003 and CEO of AES Gener (Chile) in 2001. Before joining AES, Mr. Gluski held senior positions in the telecommunications and banking industry and at the International Monetary Fund and the Ministry of Finance of Venezuela.
Education: Mr. Gluski is a magna cum laude graduate of Wake Forest University and holds a M.A. and a Ph.D. in Economics from the University of Virginia.
Current and Former Directorships: Mr. Gluski currently serves on the Board of Directors of Waste Management, Inc. (NYSE: WM)(January 2015 to the present), The Council of the Americas/Americas Society (2011 to the present; Chairman since 2015), The Edison Electric Institute (2010 to the present), AES Gener (May 2005 to the present) and EnerAB (2016 to the present). He also served on the Board of Directors of Cliffs Natural Resources (NYSE: CLF) from January 2011 to August 2014 and AES Brasiliana (from March 2006 to 2016).

The AES Corporation Proxy Statement 8

Board of Directors

Charles L. Harrington
Age: 60 Director Since: December 2013 Board Committees: Financial Audit Committee, Chair Governance Committee
Qualifications and Experience: Mr. Harrington brings to the AES Board a strong record of driving innovation and sustainable results. Since May 2008, Mr. Harrington has served as Chairman and CEO of Parsons Corporation, a leading provider of technology-driven solutions in the defense, intelligence and critical infrastructure markets (“Parsons”), and has spent over 37 years with Parsons in various operations, including in finance, as Chief Financial Officer, P&L, and business development roles. During his tenure as CEO of Parsons, Mr. Harrington has focused on transforming strategically important new technologies and business models and led Parsons to record profitability.
Education: Mr. Harrington received a B.S., magna cum laude, in Engineering from California Polytechnic State University and a M.B.A. in Finance and Marketing from the Anderson School of Management, UCLA. He also attended the Executive Education program at the Fuqua School of Business at Duke University.
Current and Former Directorships: Mr. Harrington currently serves on the Board of Directors of the J.G. Boswell Company (privately held) (2015 to the present), Parsons Corporation (2008 to the present) and Cal Poly Foundation (2010 to the present) and was formerly a member of the boards of the following privately-held or non-profit companies: Anderson School of Management at UCLA (2008 to 2014), Blumenthal Performing Arts Center (2006 to 2012), California Science Center (2008 to 2018) and Business-Higher Education Forum (2011 to 2018).

Tarun Khanna
Age: 52 Director Since: April 2009 Board Committees: Governance Committee Innovation and Technology Committee, Chair
Qualifications and Experience: Dr. Khanna is the Jorge Paulo Lemann Professor at the Harvard Business School, joining the faculty in 1993. He brings substantial expertise regarding global business, emerging markets and corporate strategy to the Board. Dr. Khanna’s scholarly work has been published in a range of economics, management and foreign policy journals. He has written several books on entrepreneurship in emerging markets, most recently, Trust: Creating the Foundation for Entrepreneurship in Developing Countries (2018), and is a co-founder of several science-based startups across the developing world. He was appointed a Young Global Leader by the World Economic Forum in 2007, elected Fellow of the Academy of International Business in 2009, appointed Director of Harvard University’s Lakshmi Mittal and Family South Asia Institute in 2010, appointed Chairman of the Government of India’s Expert Commission on Innovation & Entrepreneurship in 2015, and honored for lifetime scholarly achievement by the Academy of Management in 2015.
Education: Dr. Khanna received a B.S.E. from Princeton University and Ph.D. from Harvard University.
Current and Former Directorships: Dr. Khanna is also a member of the boards of directors of Bharat Financial Inclusion Limited (formerly SKS Microfinance; February 2009 to the present) and Mountain Trails Foods Pvt Ltd. (2018 to the present). He is also a Director of the following privately-held companies: TVS Logistics (2008 to the present), and Axilor (2015 to the present). In addition, Dr. Khanna serves as a Director of the non-profit, Parliamentary Research Services (2015 to the present) and is a Trustee of the Museum of Fine Arts, Boston (2015 to the present).

The AES Corporation Proxy Statement 9

Board of Directors

Holly K. Koeppel
Age: 60 Director Since: April 2015 Board Committees: Governance Committee, Chair Financial Audit Committee
Qualifications and Experience: Ms. Koeppel, a senior operating and financial executive, has served for over thirty years in the energy industry. Her knowledge of global energy-related commodity markets and infrastructure industries offers valuable insights to the Board. Prior to her retirement, Ms. Koeppel was Managing Director and Co-Head of Corsair Infrastructure Management (March 2015 to January 2017). From 2010 to February 2015, Ms. Koeppel was Partner and Global Co-Head of Citi Infrastructure Investors, a division of Citigroup. Prior to her service at Citi Infrastructure Investors, Ms. Koeppel served as Executive Vice President and Chief Financial Officer for American Electric Power Corporation (“AEP”) from 2006 to 2009 and in several additional executive positions at AEP (from 2000 to 2006).
Education: Ms. Koeppel received a B.S. in Business Administration from Ohio State University and an M.B.A. from Ohio State University, where she was a member of Phi Beta Kappa.
Current and Former Directorships: Ms. Koeppel is a member of the boards of directors of British American Tobacco (NYSE: BTI) (July 2017 to the present), Vesuvius plc (LSE: VSVS) (April 2017 to the present) and Arch Coal, Inc. (NYSE: ARCH) (March 2019 to the present). Ms. Koeppel was a member of Reynolds American Inc. (NYSE: RAI) (2008 to July 2017) and Integrys Energy Group, Inc. (2012 to February 2015).

James H. Miller
Age: 70 Director Since: June 2013 Board Committees: Compensation Committee, Chair Financial Audit Committee
Qualifications and Experience: Mr. Miller brings to the AES Board his substantial experience in the energy industry both in the US and internationally, including experience in regulated utilities and competitive power markets. With more than 35 years of experience in the energy industry, Mr. Miller served as Chairman of PPL Corporation from 2006 until his retirement in March 2012. He joined PPL as President of its US generation businesses in 2001. Previously, he was Executive Vice President of USEC Inc. and President of two ABB Group subsidiaries: ABB Environmental Systems and ABB Resource Recovery Systems. He began his career at the former Delmarva Power & Light Co.
Education: Mr. Miller holds a bachelor’s degree in electrical engineering from the University of Delaware and served in the US Navy nuclear submarine program.
Current and Former Directorships: Mr. Miller is a member of the boards of directors of Crown Holdings, Incorporated (NYSE: CCK) (2010 to the present) and McDermott Inc. (NYSE:MDR) (May 2018 to the present). In addition, Mr. Miller has been a member of the boards of directors of Rayonier, Inc. (NYSE: RYN) (2011 to 2014), Rayonier Advanced Materials (NYSE: RYAM) (2014 to 2015), Lehigh Gas Partners LP (2012 to 2013) and Chicago Bridge & Iron Company N.V. (NYSE: CBI) (2014 to May 2018).

The AES Corporation Proxy Statement 10

Board of Directors

Alain Monié
Age: 68 Director Since: July 2017 Board Committees: Governance Committee Innovation and Technology Committee
Qualifications and Experience: Mr. Monié has served as the chief executive officer of Ingram Micro Inc. (“Ingram Micro”), a leader in delivering the full spectrum of global technology and supply chain solutions to businesses around the world, since January 2012. Mr. Monié joined Ingram Micro in 2003 and was appointed President of the Asia Pacific region in 2004. From 2007 to 2010, he served as President and Chief Operating Officer of Ingram Micro. Following one year as Chief Executive Officer of Singapore-based Asia Pacific Resources International Limited, he returned to Ingram Micro as Chief Operating Officer in late 2011 and became Chief Executive Officer in January 2012. Prior to joining Ingram Micro, Mr. Monié held senior international leadership positions with AlliedSignal Inc. (“AlliedSignal”) and, subsequently, Honeywell International (“Honeywell”) after the two companies merged. Mr. Monié played a key role in AlliedSignal’s 1999 merger with Honeywell and, from 2000 to 2002, he served as Honeywell’s president of Latin America and head of the Industrial and Building Automation group for that region. Before joining AlliedSignal, Mr. Monié held general management positions with French aerospace company Sogitec Inc. and, prior to that time, he was a controller with Renault. He started his career as an engineer in Mexico while in military service.
Education: Mr. Monié earned a master’s degree in business administration from the Institut Supérieur des Affaires in Jouy-en-Josas, France (now part of Groupe HEC). He graduated with honors in automation engineering studies at the École Nationale Supérieure d’Arts et Métiers (ENSAM), Bordeaux and Paris.
Current and Former Directorships: He currently serves on the board of directors of Ingram Micro (November 2011 to the present) and Expeditors (Nasdaq: EXPD) (May 2017 to the present), and served in the past on the boards of Amazon.com, Inc. (Nasdaq: AMZN) (2008 to 2016) and Jones Lang LaSalle Incorporated (NYSE: JLL)(2005 to 2009).

John B. Morse Jr.
Age: 72 Director Since: December 2008 Board Committees: Chairman of the Board and Lead Independent Director
Qualifications and Experience: Mr. Morse brings substantial executive experience to the Board, including board, investment and other finance expertise. Prior to his appointment as Chairman of the Board and Lead Independent Director in April 2018, Mr. Morse served as the Chairman of the Financial Audit Committee beginning in April 2013 and was a member of the Strategy and Investment Committee of the Board. Before his retirement in December 2008, Mr. Morse served as the Senior Vice President, Finance and Chief Financial Officer of The Washington Post Company (the “Post”), now Graham Holdings Co., a diversified education and media company whose principal operations include educational services, newspaper and magazine print and online publishing, television broadcasting and cable television systems recording over $4.4 billion in annual operating revenues. During Mr. Morse’s 19 year tenure, the Post’s leadership made more than 100 investments in both domestic and international companies and included new endeavors in emerging markets. Prior to joining the Post, Mr. Morse was a partner at Price Waterhouse (now PricewaterhouseCoopers), where he worked with publishing/media companies and multilateral lending institutions for more than 17 years.
Education: Mr. Morse graduated with a B.A. from the University of Virginia and an M.B.A. from the Wharton School of Finance at the University of Pennsylvania. Mr. Morse is a Certified Public Accountant.
Current and Former Directorships: Mr. Morse is also a member of the boards of directors of Host Hotels & Resorts Corporation (NYSE: HST) (2005 to the present) and HSN, Inc. (Nasdaq: HSNI) (2008 to 2016). Mr. Morse also is Former Trustee and President Emeritus of the College Foundation of the University of Virginia (2002 to 2012), and completed a six-year term as a member of the Financial Accounting Standards Advisory Council (2004 to 2010).

The AES Corporation Proxy Statement 11

Board of Directors

Moisés Naím
Age: 66 Director Since: April 2013 Board Committees: Governance Committee Compensation Committee
Qualifications and Experience: Dr. Naím is a Distinguished Fellow at the Carnegie Endowment for International Peace and has served in that role since June 2010. For fourteen years (1996 to 2010), Dr. Naím was Editor in Chief of Foreign Policy magazine (first, at The Carnegie Endowment for International Peace and subsequently, at The Washington Post Company). He has written extensively on international economics and global politics, economic development and the consequences of globalization, and is the chief international columnist for El País and La Repubblica, which are high circulation daily newspapers in Spain and Italy, respectively. His columns are syndicated worldwide.  Dr. Naím is also the host and producer of Efecto Naím, a Spanish language news and analysis weekly program that airs in the US and Latin America. Dr. Naím brings substantial international economics and political expertise to AES through his tenure as Venezuela’s Minister of Industry and Trade and Director of Venezuela’s Central Bank in the early 1990s and as an Executive Director of the World Bank also in the early 1990s. He is the author of many scholarly articles and more than ten books on economics and politics and has broad experience as a consultant to corporations, governments and non-governmental organizations.
Education: Dr. Naím holds M.Sc. and Ph.D. degrees from the Massachusetts Institute of Technology.
Current and Former Directorships: Dr. Naím is a member of the board of directors of FEMSA (NYSE: FMX) (2011 to the present) and was previously a member of the board of directors of Cementos Pacasmayo (NYSE: CPAC) (2013 to 2015).

Jeffrey W. Ubben
Age: 57 Director Since: January 2018 Board Committees: Financial Audit Committee Compensation Committee
Qualifications and Experience: Mr. Ubben is a Founder and the Chief Executive Officer of ValueAct Capital where he is the Portfolio Manager of the ValueAct Spring Fund. Mr. Ubben served as the Chief Investment Officer of ValueAct Capital until July 2017 and is a member of the Management Committee. With more than 20 years of experience in the investment management business, Mr. Ubben has an extensive background in sophisticated financial matters and strategic planning. In addition to his investment expertise, Mr. Ubben brings to the Board strong leadership skills gained through his experience on the Boards of other public companies.
Education: He holds a B.A. from Duke University and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University.
Current and Former Directorships: Mr. Ubben previously served as a director of Twenty-First Century Fox (Nasdaq: FOXA) (November 2015 to April 2018), Willis Towers Watson plc (Nasdaq: WLTW) (2016 to 2017),Willis Group Holdings plc (2013 to 2016), Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (2014 to 2015), Misys, plc (2012 to 2017), Sara Lee Corporation (2008 to 2012), and is the former Chairman and Director of Martha Stewart Living Omnimedia, Inc. (2002 to 2005), Catalina Marketing Corp, (2006 to 2007), Gartner Group, Inc., ( from 2004 to 2011) and Mentor Corporation (2003 to 2006). Mr. Ubben serves on the Board of Trustees of Duke University, on the board of Trustees of Northwestern University and on the Board of Directors of E.O. Wilson Biodiversity Foundation, is a contributing member to the World Economic Forum, and formerly served as Chair of the National Board of Directors of the Posse Foundation.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE TEN DIRECTOR NOMINEES NAMED ABOVE

The AES Corporation Proxy Statement 12

Board and Committee Governance

BOARD AND COMMITTEE GOVERNANCE

Director Independence

We are required to have a majority of independent Directors serving on our Board and may only have independent Directors serving on each of our (i) Financial Audit Committee (the “Audit Committee”), (ii) Compensation Committee and (iii) Governance Committee pursuant to the rules of the New York Stock Exchange (the “NYSE”) and, with respect to our Audit Committee, the rules and regulations under the Exchange Act.

Under the NYSE rules, no Director qualifies as “independent” unless the Board affirmatively determines that the Director has no material relationship with the Company (directly, or as a partner, Stockholder, or officer of an organization that has a relationship with the Company).  The Board makes independence determinations based on all relevant facts and circumstances when assessing the materiality of any relationship between the Company and a Director or a Director’s affiliation with other businesses or entities that have a relationship with the Company.

Our Board undertook an annual review of Director independence in February 2019. The purpose of this review was to determine whether any relationships or transactions involving Directors (including their family members and affiliates) were inconsistent with a determination that the Director is independent under the independence standards set forth in the NYSE rules and our Corporate Governance Guidelines and, with respect to Audit Committee members, under the Exchange Act.

In making this determination, the Board considered not only the criteria for independence set forth in the listing standards of the NYSE but also any other relevant facts and circumstances that may have come to the Board’s attention, after inquiry, relating to transactions, relationships or arrangements between a Director or any member of their immediate family (or any entity of which a Director or an immediate family member is an Executive Officer, general partner or significant equity holder) on the one hand, and AES or any of its subsidiaries or affiliates, on the other hand, that might signal potential conflicts of interest, or that might influence the Director’s relationship with AES or any of its subsidiaries. As described in the preceding sentence, the Board considered the independence issue not merely from the standpoint of the Director, but also from that of the persons or organizations with which the Director or Director nominee is affiliated.

Based on its review, our Board determined that Messrs. Harrington, Miller, Monié, Morse, Ubben, Mmes. Koeppel and Davidson, and Drs. Johnson, Khanna and Naím each qualify as independent under the independence standards existing under the NYSE rules. Our Board also determined that Messrs. Harrington, Miller, and Ubben and Mmes. Koeppel and Davidson qualify as independent under the independence standards for audit committee members under the Exchange Act.

Board Leadership Structure

Our Corporate Governance Guidelines require the separation of the offices of the Chairman of the Board (“Chairman”) and CEO. If the Chairman is independent, he or she will also serve as Lead Independent Director. Since 1993, we have separated the offices of Chairman and CEO. Since 2003, our Chairman has been an independent Director who has also acted as Lead Independent Director. In December 2018, we amended our Corporate Governance Guidelines to provide that whenever possible the Chairman shall be an independent Director.

We believe the structure described above provides strong leadership for our Board, while positioning our CEO as the leader of the Company for our investors, counterparties, employees and other stakeholders. Our current structure, which includes an independent Chairman serving as Lead Independent Director, helps ensure independent oversight over the Company. Our Corporate Governance Guidelines state that the Lead Independent Director’s duties include coordinating the activities of the independent Directors, coordinating the agenda for and moderating sessions of the Board’s independent Directors, and facilitating communications among the other members of the Board. This structure also allows the CEO to focus his energies on management of the Company.

Our Board currently has ten independent members. A number of our independent Board members are currently serving or have served as Directors or as members of senior management of other public companies. We have three Board Committees comprised solely of independent Directors, each with a different independent Director serving as Chair of the Committee. We believe that the number of independent experienced Directors that make up our Board, along with the independent oversight of the Board by the non-executive Chairman, benefits our Company and our Stockholders.

Pursuant to our By-Laws and our Corporate Governance Guidelines, our Board determines the best leadership structure for the Company. As part of our annual Board self-evaluation process, the Board evaluates issues such as independence of the Board, communication between Directors and Management, the relationship between the CEO and Chairman, and other matters that may be relevant to our

The AES Corporation Proxy Statement 13

Board and Committee Governance

leadership structure. The Company recognizes that in the event that circumstances facing the Company change, a different leadership structure may be in the best interests of the Company and its Stockholders.

Board Committees

In 2018, the Board maintained four standing Committees:

•	Compensation Committee;

•	Financial Audit Committee;

•	Governance Committee; and

•	Innovation and Technology Committee.
The table below shows the directors who are currently members or chairs of each of the Standing Board Committees and the number of meetings each committee held in 2018.

Director	Audit	Compensation	Governance	Innovation and Technology
Andres R. Gluski				✓
Janet Davidson(2)	✓	✓
Charles L. Harrington (1)(2)	Chair		✓
Kristina M. Johnson		✓		✓
Tarun Khanna			✓	Chair
Holly Koeppel(1)(2)	✓		Chair
James H. Miller (1)(2)	✓	Chair
Alain Monié			✓	✓
John B. Morse Jr. (3)
Moises Naim		✓	✓
Jeffrey W. Ubben(1)(2)	✓	✓
Number of Meetings in 2018	8	7	5	5

(1) Designated as an “audit committee financial expert” as defined by the rules and regulations of the SEC.
(2) Designated as “financially literate” as required by the NYSE rules.
(3) Chairman and Lead Independent Director, serves as an ex-officio member of each committee (with no voting authority as to such committees).

Committee Charters. Each of the four committees has a charter which can be obtained from the Company’s website (https://www.aes.com) on the “Board of Directors and Committees” page under the “About Us” tab, or by sending a request to the Office of the Corporate Secretary, The AES Corporation 4300 Wilson Boulevard, Arlington, VA 22203.

Compensation Committee. The primary functions of the Compensation Committee are to:

•
review and evaluate at least annually the performance of the CEO and other executive officers of the Company, including setting goals and objectives, and to set executive compensation, including incentive awards and related performance goals;

•	provide oversight of the Company’s executive compensation and benefit plans and practices;

•	make recommendations to the Board to modify AES’ executive compensation and benefit programs to align with the Company’s compensation goals;

•	review, discuss and make recommendations to the Board on say on pay and say on frequency matters and Stockholder engagement;

The AES Corporation Proxy Statement 14

Board and Committee Governance

•	assess the stock ownership guidelines for executive officers; and

•	review Management’s succession planning.
The Board determined that all Compensation Committee members are independent within the meaning of SEC rules and current listing standards of the NYSE. In addition, each member of the Compensation Committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act.

At the commencement of each year, AES’ NEOs (other than the CEO) discuss their position-specific goals and objectives for the upcoming year with the CEO. In the first quarter of the following year, the CEO performs an assessment of each NEO’s performance against his or her stated goals and, in the case of our CEO, our Compensation Committee reviews and assesses his performance against his stated goals and objectives.

Based on our CEO’s performance, the Compensation Committee provides an evaluation, approves and makes a compensation recommendation to the Board as to the CEO. The Compensation Committee reviews and approves, and the Board approves, compensation recommendations submitted by the CEO on the other NEOs. The Compensation Committee then reviews these recommendations with the Board.

Additionally, the Compensation Committee makes recommendations to the Board to modify AES’ compensation and benefit programs if it believes that such programs are not consistent with the Company’s executive compensation goals or could otherwise be improved. Under the Compensation Committee’s Charter, it may form subcommittees and delegate to such subcommittees, other Board members and Officers, such power and authority, as the Compensation Committee deems appropriate in accordance with the Charter. The Compensation Committee has also delegated to the CEO, subject to review by the Compensation Committee and the Board, the power to set compensation for non-Executive Officers. Under the 2003 Long-Term Compensation Plan, the Compensation Committee is also permitted to delegate its authority, responsibilities and powers to any person selected by it and has expressly authorized our CEO to make equity grants to non-Executive Officers in compliance with law. Under such delegation, our CEO may grant equity awards to non-Executive Officer employees up to 250,000 shares annually with a total cap of 1.25 million shares over the life of the delegation.

The Compensation Committee retains the services of its own independent outside consultant to assist it in reviewing and/or advising the amount and/or form of executive compensation. Meridian Compensation Partners, LLC (“Meridian”) is the firm retained by the Compensation Committee for these purposes and is precluded from providing other non-Board related services to AES. The Compensation Committee has the sole authority to hire and dismiss its consultant. Meridian provided objective input and analysis to the Compensation Committee throughout the year with reference to market data trends, regulatory initiatives, governance best practices and emerging governance norms. For further information concerning the independent outside consultant’s role in relation to NEO compensation, please refer to the “Role of the Compensation Committee Independent Consultant and Management” section in the Compensation Discussion and Analysis (“CD&A”) of this Proxy Statement.

Management regularly obtains market survey data based on comparable companies from Willis Towers Watson. Meridian reviews the market survey data prior to it being shared with the Compensation Committee to ensure the data sources are appropriate for purposes of comparing our NEOs’ compensation to comparable executives at similarly-sized general industry and energy industry companies.

The Compensation Committee has instructed the Senior Vice President and Chief Human Resources Officer (“CHRO”) to provide information to the Compensation Committee that is required for developing compensation programs and determining executive compensation. The CHRO works directly with the Compensation Committee’s independent consultant in the preparation of the background material for the Compensation Committee. For further information regarding our executive compensation practices refer to the CD&A of this Proxy Statement.

The compensation of our Directors is established by the Governance Committee. See “Director Compensation” of this Proxy Statement for a description of our Governance Committee’s processes and procedures for determining Director compensation.

Financial Audit Committee. The primary functions of the Audit Committee are to assist the Company’s Board of Directors in the oversight of:

•	the integrity of the financial statements of the Company and its subsidiaries;

•	the effectiveness of the Company’s internal controls over financial reporting;

•	the Company’s compliance with legal and regulatory requirements;

The AES Corporation Proxy Statement 15

Board and Committee Governance

•	the qualifications, independence and performance of the Company’s independent registered public accounting firm (the “Independent Auditor”);

•	the performance of the Company’s internal audit function; and

•	the preparation of the audit committee report included in the Company’s annual Proxy Statement.
All members of the Audit Committee are independent within the meaning of the SEC rules and under the listing standards of the NYSE. The Board has also determined that each member of the Audit Committee is “financially literate” as required by the NYSE rules, and that each of Messrs. Harrington, Miller and Ubben and Ms. Koeppel are Audit Committee Financial Experts pursuant to SEC rules based on, among other things, the experience of such member, as described under the “Proposal 1: Election of Directors” section of this Proxy Statement.

Governance Committee. The principal functions of the Governance Committee are to:

•	identify and provide recommendations for potential Director nominees for election to the Board;

•	advise the Board with respect to Board composition, procedures and committees;

•	develop and recommend to the Board corporate governance guidelines applicable to the Company;

•	establish and administer programs for evaluating the performance of Board members;

•	review the fees paid to outside directors for their services on the Board and its Committees;

•	consider governance and social responsibility issues relating to the Company;

•
review the Company’s contributions to trade associations, including any amounts related to political activities and lobbying expenses, and review of other political contributions or expenditures, if any, by the Company;

•	provide oversight of the Company’s environmental, safety and cyber security programs and related issues; and

•	provide oversight of the Company’s dispute resolution, operations, construction, insurance and regulatory programs and related issues.
The Governance Committee may form subcommittees and delegate to those subcommittees such power and authority as the Committee deems appropriate and in compliance with applicable law. The Governance Committee operates under the charter of the Governance Committee adopted and approved by the Board. Consistent with the requirements of the Charter, the Board determined that all Governance Committee members are independent within the meaning of the listing standards of the NYSE.

Director Qualifications. Director nominees are selected on the basis of, among other things, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding the Company’s global business environment and willingness to devote adequate time and effort to Board responsibilities so as to enhance the Board’s ability to oversee and direct the affairs and business of the Company.

Diversity. The Company does not maintain a separate policy regarding the diversity of the Board. However, the charter of the Governance Committee requires that the Committee review the composition of the Board to ensure it has the “appropriate balance” of attributes, including, but not limited to, knowledge, experience and diversity. In addition, the Company’s Corporate Governance Guidelines establish that the size of the Board shall be nine to twelve members, a range which “permits diversity of experience without hindering effective discussion or diminishing individual accountability.” Consistent with these governing documents, both the Governance Committee and the full Board seek Director nominees with diverse professional backgrounds, experience and perspectives so that the Board as a whole has the range of skills and viewpoints necessary to fulfill its responsibilities. As part of our annual Board self-evaluation process, the Board evaluates whether or not the Board as a whole has the skills and backgrounds for the current issues facing the Company. The Board also evaluates its effectiveness with regard to specific areas of expertise. See also the “Proposal 1: Election of Directors” section which describes the qualifications and skills of our Directors.

Director Nomination Process. Pursuant to our Corporate Governance Guidelines, our Governance Committee reviews the qualifications of proposed Director nominees to serve on our Board and recommends Director nominees to our Board for election at the Company’s Annual Meeting. The Board proposes a slate of Director nominees to the Stockholders for election to the Board, using information provided by the Governance Committee.

In certain instances, a third party may be engaged and paid a fee to assist in identifying and evaluating potential Director nominees. The Governance Committee also considers potential nominations for Director provided by Stockholders and submits any such suggested nominations, when appropriate, to the Board for approval. Stockholder nominees for Director are evaluated using the criteria described

The AES Corporation Proxy Statement 16

Board and Committee Governance

above. Stockholders wishing to recommend persons for consideration by the Governance Committee as nominees for election to the Board can do so by writing to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203 and providing the information and following the additional procedures set forth in the By-Laws, which are described in “Additional Governance Matters” section of this Proxy Statement.

In February 2019, Ms. Davidson was elected to our Board. Ms. Davidson was recommended through a third party search firm the Board engaged to assist in the recruitment of Directors. After the Board conducted interviews with Ms. Davidson, considered her qualifications to serve on the Board, and completed thorough conflicts and background checks, the Governance Committee recommended her nomination for election to the Board and the Board approved her election.

Innovation and Technology Committee. The Innovation and Technology Committee is responsible for the oversight and evaluation of:

•	the Company’s efforts to foster growth through innovation;

•	the Company’s efforts to identify and assess risks and opportunities in the power industry and adjacent industries arising from emerging or competing technologies; and

•	the Company’s approach to replication of innovative solutions across businesses.

Director Attendance

Under our Corporate Governance Guidelines, Directors are expected to attend Board meetings and meetings of Committees on which they serve in person or by telephone conference, and Directors are encouraged to attend the Annual Meeting.

In 2018, our Board convened six times and our Board Committees convened for the number of meetings specified in the chart on page 14, and no Director attended less than 75% of the aggregate of all meetings of the Board and the Committees on which they then served. Non-management Directors met in executive session after each of the six in-person meetings of the Board in 2018, with Mr. Charles Rossotti presiding as Chairman and Lead Independent Director through the 2018 Annual Meeting of Stockholders and Mr. Morse presiding as Chairman and Lead Independent Director for the remaining meetings held in 2018. All Directors serving at that time attended our 2018 Annual Meeting of Stockholders on April 19, 2018.

The AES Corporation Proxy Statement 17

Board and Committee Governance

Board’s Role in Risk Management

Management is responsible for the management and assessment of risk at the Company, including communication of the most material risks to the Board and its Committees. The Board provides oversight over the risk management practices implemented by Management, except for the oversight of risks that have been specifically delegated to a Committee of the Board. Even when the oversight of a specific area of risk has been delegated to a Committee, the full Board maintains oversight over such risks through the receipt of reports from the Committee Chairs to the full Board at each regularly-scheduled full Board meeting. In addition, if a particular risk is material or where otherwise appropriate, the full Board may assume oversight over a particular risk, even if the risk was initially overseen by a Committee. The Board and Committee reviews occur principally through the receipt of regular reports from Management to the Board on these areas of risk, and discussions with Management regarding risk assessment and risk management as follows:

Risk Management Oversight Structure

Responsible Party	Area of Risk Oversight
Board	Oversees all operational, financial, strategic, brand and reputational risk with the oversight of specific risks undertaken within the Committee structure.

The Company’s Chief Financial Officer provides a report on the Company’s financial performance and outlook, which may include an analysis of key external and internal drivers of performance, the Company’s liquidity position, prospective sources and uses of funds, and the implications to the Company’s debt covenants and credit rating, if any.

Receives a report from the Company’s Chief Risk Officer, which explains the Company’s primary risk exposures, including currency, commodity, hydrology, and interest rate risk.
In addition to the regular reports from Committee Chairs, the Board receives reports on specific areas of risk from time to time, such as regulatory, geopolitical, cyclical, or other risks.
Audit Committee
Oversees risk related to integrity of the Company’s financial statements, internal controls over financial reporting and disclosure controls and procedures (including the performance of the Company’s internal audit function).

Oversees the performance of the independent auditor.
Oversees the effectiveness of the Company’s Ethics and Compliance Program.
Governance Committee	Oversees risk related to environmental compliance, safety and cyber security risks.

Oversees operational and construction risks including risks related to tariffs, efficiency at our subsidiaries’ plants, performance of our subsidiaries’ distribution businesses, progress of construction and risks that may cause delays or increases in costs and related matters.

Oversees risks related to dispute resolution and receives a privileged dispute resolution report from the General Counsel, which provides information regarding the status of the Company’s litigation and related matters.

Compensation Committee	Oversees risk related to compensation practices, including practices related to hiring and retention, succession planning, and training of employees.
Innovation and Technology Committee	Oversees risk related to technologies and innovations deployed by the Company for use in its businesses.

The AES Corporation Proxy Statement 18

Additional Governance Matters

ADDITIONAL GOVERNANCE MATTERS
Environmental, Social and Governance
AES is dedicated to improving lives and making a lasting difference in the communities in which our businesses operate. We are committed to a wide range of social, economic and environmental initiatives that will improve the lives of our employees, customers and their communities; protect the environments in which we operate; empower our people and businesses; and improve long-term returns to our investors.
We have received numerous recognitions for our environmental, social and governance practices, some of which are highlighted below:

•	Ethisphere’s World’s Most Ethical Companies for six consecutive years;

•	Since 2014, AES has been included in the DowJones Sustainability Index for North America based on RobecoSAM’s analysis of financially material Environmental, Social and Governance factors;

•
Since 2017, AES has been a member of the FTSE4Good Index Series. FTSE Russell is a unit of London Stock Exchange Group’s information Services Division that measures the performance of companies demonstrating strong management of ESG risk.

•	In 2018, AES maintained Leadership category recognition in the CDP Climate Change questionnaires with a score of “A-”.
In addition to the Governance programs discussed in this Proxy Statement, the Company has a number of environmental and social initiatives described in further detail below.
Environment
The core of our corporate sustainability efforts centers on understanding the environments in which we operate and committing to the development of environmentally responsible energy solutions. Environmental stewardship and leadership are a key part of our business. Our Environmental Management System (“EMS”), environmental measurement metrics, and certificates and standards demonstrate our tangible commitment to environmental sustainability.

All our subsidiary locations are required to design, implement and manage our EMS and Environmental Policy. Our subsidiary locations are responsible for applying the EMS and Environmental Policy during their respective daily operations, when selecting or evaluating suppliers; developing new services or projects; planning logistics; managing effluents and waste; performing engineering or maintenance operations; and performing due diligence for mergers and acquisitions.

The foundation of our environmental management approach is embodied in the following four principles included in our Environmental Policy:

•	Meet or exceed the requirements of environmental rules and regulations imposed by local, regional, and national governments and by participating financial institutions.

•	Meet or exceed our Environmental Standards set forth in our programs and policies.

•
Plan and budget for investments that achieve sustainable environmental results by taking into account the local, regional and global environment where the term "environment" is broadly defined as the external surroundings or conditions within which people live — including ecological, economic, social and all other factors that determine quality of life and standard of living.

•	Strive to continually improve the environmental performance at every business.

AES is committed to a corporate strategy that aims to lower our greenhouse gas emissions and create a clean energy future by shifting our portfolio towards less carbon-intensive sources of generation with an emphasis on zero-carbon technologies like wind and solar. In 2018, we published the AES Climate Scenario Report in which we announced increasing our 2030 carbon intensity reduction target from a 50% to a 70% reduction of carbon intensity from 2016 levels. The AES Climate Scenario Report is intended to provide stakeholders with an understanding of the strength and resilience of our portfolio under various climate change scenarios applying the

The AES Corporation Proxy Statement 19

Additional Governance Matters

TCFD recommendations. The AES Climate Scenario Report also includes a discussion about our strategy for managing risks and opportunities related to climate change. A copy of the AES Climate Scenario Report is available on our website under the “Sustainability” tab.
Social
Safety. Safety comes before everything at AES. We harness one of the world’s most powerful forces: electricity. Our people put their lives on the line when they come to work each day. Ensuring safe operations at our facilities around the world, so each person can return home safely, is the cornerstone of our daily activities and decisions. We always put safety first, and we measure our successes by how safely we achieve our goals.
AES has built a Safety Management System (“SMS”) based on the OHSAS 18001/ISOS 45001 Occupational Health and Safety Management System model. The SMS provides a consistent framework for all AES operational businesses and construction projects to set expectations, measure performance and drive improvements in our management of safety. AES’ SMS include specific operational and construction safety standards that are based on global electric utility best practices and often exceed the local regulatory requirements for some of the businesses.
Stakeholder Engagement. We strive to strengthen relationships through meaningful engagement with our stakeholders. AES businesses have implemented varying levels of engagement with their local communities and focus on programs that can make a community stronger economically, socially or environmentally. We encourage our businesses to custom-tailor community engagement programs to ensure the most effective and beneficial local contribution. Additionally, we encourage AES people to get involved in volunteering programs and community activities. AES businesses also engage in partnerships with various stakeholders to maximize the benefits of the programs and make a long-term, positive impact for their communities. Partners include government agencies, development agencies, municipalities, NGOs, universities and technical institutions, business partners and subcontractors.
Human Rights. As a leader in the global power industry, we operate under a broad range of economic, political, social and cultural customs, and traditions as well as different local, regional, and international laws and regulations. We believe it is our duty and responsibility to conduct business with the highest level of integrity, ethics and compliance in all situations. AES has a Human Rights Policy that formalizes our long-standing commitment to uphold and respect human rights. While our subsidiaries have teams that manage the daily operations of our businesses, we believe AES’ Human Rights Policy can foster greater awareness of human rights issues in three areas relevant to our businesses: People, Communities and Suppliers.
Our People
We recognize that our people are our energy. AES people set the foundation to achieve the Company’s long-term goals. The energy our people bring to their work makes everything possible and we know we need to have the right people in the right place at the right time to meet the Company’s commitments and sustain our success. Our comprehensive approach to attracting, developing and energizing our talented workforce around the world helps our people develop to their fullest potential.

Employee Development. Our global talent management strategy enables us to help people reach their potential at AES. The ACE Academy for Talent Development, our talent management framework, provides the tools and experiences needed for our employees to grow their professional skill set, evolve their leadership competencies and take their career to the next level. Every year, AES employees receive training and development related to competencies essential to the Company’s business, such as leadership, compliance, safety and technical training. Training and development programs are provided through formal classroom instruction, online resources and on-the-job leaning opportunities.

Diversity. We are a diverse and inclusive Company and our employees are actively encouraged and empowered to share their perspectives. As a global company, the diversity of our employees - in race, ethnicity, culture, gender, sexual orientation, perspective and experience (among others) - is essential to our ability to continue to grow and succeed in worldwide markets.

We have a long-standing commitment to our employees to create a business working environment that fosters engagement through personal innovation, achievement, wellness, advancement and training/development opportunities, promoting health and safety, and investments in their communities. These efforts culminate in creating a business culture of achievement and loyalty that enables us to minimize turnover in our global workforce and succeed in competitive and challenging marketplaces.

The AES Corporation Proxy Statement 20

Additional Governance Matters

AES Code of Business Conduct and Corporate Governance Guidelines
Our Code of Conduct and Corporate Governance Guidelines have been adopted by the Board. The Code of Conduct is intended to govern, as a requirement of employment the actions of everyone who works at AES, including employees of AES’s subsidiaries and affiliates and our Directors. The Code of Conduct and the Corporate Governance Guidelines can be located in their entirety on the Company’s website (https://www.aes.com). Any person may obtain a copy of the Code of Conduct or the Corporate Governance Guidelines without charge by making a written request to: Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, VA 22203. If any amendments to, or waivers from, the Code of Conduct are made, we will disclose such amendments or waivers on our website (https://www.aes.com).

Related Person Policies and Procedures

Our Governance Committee has adopted a Related Person Transaction Policy, which sets forth the procedures for the review, approval or ratification of any transaction involving an amount in excess of $120,000 in which the Company participates and any Director or Executive Officer of the Company, any Director nominee, any person who is the beneficial owner of more than 5% of the Company’s common stock, or any immediate family members of the foregoing (each, a “Related Person”), has a material interest as contemplated by Item 404(a) of Regulation S-K (“Related Person Transactions”). Under this policy, prior to entering into, or amending a potential Related Person Transaction, the Related Person or applicable business unit leader must notify the General Counsel who will assess whether the transaction is a Related Person Transaction. If the General Counsel determines that a transaction is a Related Person Transaction, the details of the transaction will be submitted to the Audit Committee for review. The Audit Committee will either approve or reject it after taking into account factors including, but not limited to, the following:

•	the benefits to the Company;

•	the materiality and character of the Related Person’s direct or indirect interest, and the actual or apparent conflict of interest of the Related Person;

•
the impact on a Director’s independence in the event the Related Person is a Director or a Director nominee, an immediate family member of a Director or a Director nominee or an entity in which a Director or a Director nominee is an Executive Officer, partner, or principal;

•	the commercial reasonableness of the Related Person Transaction and the availability of other sources for comparable products or services;

•	the terms of the Related Person Transaction;

•	the terms available to unrelated third parties or to employees generally;

•	any reputational risk the Related Person Transaction may pose to the Company; and

•	any other relevant information.
In the event that the General Counsel determines that the Related Person Transaction should be reviewed prior to the next Audit Committee meeting, the details of the Related Person Transaction may be submitted to a member of the Audit Committee who has been designated to act on behalf of the Audit Committee between Audit Committee meetings with respect to the review and approval of these transactions. In addition, Related Person Transactions that are not approved pursuant to the procedures set forth above may be ratified, amended or terminated by the Audit Committee or its designee. If the Audit Committee or its designee determines that the Related Person Transaction should not or cannot be ratified, the Audit Committee shall evaluate its options both with regard to the Related Person Transaction (e.g. termination, amendment, etc.) and the individuals involved in the Related Person Transaction, if necessary. At the Audit Committee’s first meeting of each fiscal year, the Audit Committee shall review any previously approved or ratified Related Person Transactions that remain ongoing.
Submission of Future Stockholder Proposals and Nominations for Director
Stockholder Proposals for 2020
Proxy Statement. SEC rules permit Stockholders to submit proposals for inclusion in the Company’s proxy statement if the Stockholder and proposal meet the requirements specified in Rule 14a-8 of the Exchange Act.

•
Where to send Stockholder proposals. Any Stockholder proposal intended to be considered for inclusion in the Company’s proxy materials for the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) must comply with the requirements of Rule 14a-8 of the Exchange Act and be submitted in writing by notice delivered to the Office of the Corporate Secretary, located at The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203.

The AES Corporation Proxy Statement 21

Additional Governance Matters

•
Deadline for Stockholder proposals. Stockholder proposals submitted pursuant to Rule 14a-8 must be received at our principal executive offices at least 120 days before the anniversary of the mailing of the prior year’s proxy material (i.e., by November 7, 2019), unless the date of our 2020 Annual Meeting is changed by more than 30 days from April 18, 2020 (the one-year anniversary date of the 2019 Annual Meeting), in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

•	Information to include in Stockholder proposals. Stockholder proposals must conform to and set forth the specific information required by Rule 14a-8 of the Exchange Act.

Other Proposals. Our By-Laws establish certain requirements for proposals a Stockholder wishes to present at the 2020 Annual Meeting other than pursuant to Rule 14a-8. If the proposal is not being submitted pursuant to Rule 14a-8, the proposal must be written and delivered to the Office of the Corporate Secretary at the address set forth above by the close of business not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (no later than January 19, 2020 and no earlier than December 20, 2019 for the 2020 Annual Meeting); provided, however, that in the event that the date of the 2020 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary date of the 2019 Annual Meeting, or if no such meeting was held, notice by the Stockholder, to be timely, must be delivered at the address set forth above not earlier than the close of business on the 120th day prior to the 2020 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2020 Annual Meeting, or the 10th day following the day on which public announcement (as defined in Section 2.15(D) of the Company’s By-Laws) of the date of such annual meeting is first made by the Company. In no event shall adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above. As described in Sections 2.15(B) and 2.16 of our By-Laws, the notice must contain certain information, including, without limitation, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-Laws of the Company, the language of the proposed amendment) and the reasons for conducting such business at the meeting.

Director Nominations by Stockholders

Our By-Laws set forth the procedures for Stockholder nominations of Directors.

•
Stockholder nomination of Directors. As described in Section 9.01 of our By-Laws, nominations of persons eligible for election to the Board may be made at any annual meeting of Stockholders or at any special meeting of Stockholders called for the purpose of electing Directors by any Stockholder of record at the time of giving of the notice and who at the time of the meeting is entitled to vote at such meeting, and who provides the required notice in accordance with Section 9.01(C) of our By-Laws.

•
Timing for notice (other than proxy access procedures). The written notice required with respect to any nomination (including the completed and signed questionnaire, representation and agreement discussed below) must be given, either by personal delivery or by United States mail, postage prepaid, to the Office of the Corporate Secretary at the address set forth above (a) with respect to an election to be held at an annual meeting of Stockholders, generally not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (as provided above) and (b) with respect to an election to be held at a special meeting of Stockholders for the election of Directors (other than a Stockholder Requested Special Meeting, as such term is defined in the By-Laws), the close of business (as defined in the By-Laws) on the seventh day following the earlier of (i) the date on which notice of such meeting is first given to Stockholders and (ii) the date on which a public announcement (as defined in Section 2.15(D) of the Company’s By-Laws) of such meeting is first made. In no event shall an adjournment, recess or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice.

Inclusion of Stockholder Nominee in Company Proxy Statement and Form of Proxy (Proxy Access)

In December 2015, the Company amended its By-Laws to provide for “proxy access.” The Company will include in its proxy statement and on its form of proxy the name of a Director nominee submitted pursuant to Section 9.02 of the By-Laws by an “Eligible Stockholder” who provides the information and satisfies the other provisions of the Company’s proxy access By-Laws. To qualify as an “Eligible Stockholder,” a Stockholder or a group of no more than 20 Stockholders must have continuously owned, for at least three years as of the date of the Stockholder Notice (as defined in the By-Laws), at least three percent (3%) of the outstanding shares of the Company entitled to vote in the election of directors as of the date of the Stockholder Notice (the “Required Shares”) and thereafter continue to own the Required Shares through such annual meeting.

•
Deadline for notice. The Stockholder notice must be delivered to the Office of the Corporate Secretary not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the preceding year’s annual meeting (no earlier than November 20, 2019 an no later than December 20, 2019 for the 2020 Annual Meeting).

The AES Corporation Proxy Statement 22

Additional Governance Matters

In the event the annual meeting is more than 30 days before or after such anniversary date, or if no annual meeting was held in the preceding year, the Stockholder Notice must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice has been given or with respect to which there has been a public announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of the Stockholder notice as described above.

•	Other conditions. The ability to include proxy access nominees in the Company’s proxy materials is subject to a number of requirements, conditions and limitations that are set forth in the By-Laws.
The chairperson of the annual meeting may refuse to acknowledge the introduction of any Stockholder proposal or Director nomination not made in compliance with the foregoing procedures.
Other Governance Information
Section 16(a) Beneficial Ownership Reporting Compliance. Based solely on the Company’s review of reports filed under Section 16(a) of the Exchange Act and certain written representations (as allowed by Item 405(b)(2)(i) of Regulation S-K), the Company believes that no person subject to Section 16(a) of the Exchange Act with respect to AES failed to file, on a timely basis, the reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

Householding Information. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for Proxy Statements with respect to two or more Stockholders sharing the same address by delivering a single Proxy Statement addressed to those Stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for Stockholders and cost savings for companies. AES and some brokers household proxy materials, delivering a single Proxy Statement to multiple Stockholders sharing an address unless contrary instructions have been received from the affected Stockholders. Once Stockholders have received notice from their broker or us that materials will be sent in the householding manner to the Stockholder’s address, householding will continue until we or the broker are otherwise notified or until the Stockholder revokes such consent. If, at any time, such Stockholders no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, they should notify their broker if shares are held in a brokerage account or us if holding registered shares as provided in the next paragraph.

Any beneficial owner who has received a single copy of an Annual Report or Proxy Statement at a shared address can request to receive a separate copy of an annual report or Proxy Statement for this meeting by written or oral request and we will promptly deliver a separate copy in the format requested. To receive separate copies of those materials for this or for future meetings, please request by telephone, internet or e-mail by following the instructions found on the Notice that you have received which also contains your control number or by making your request in writing to your broker or to us, as appropriate.
Charitable Contributions. Under NYSE Listing Standard 303A.02(b)(v), the Company is required to report as to whether or not any charitable contributions were made by the Company to any charitable organization for which an AES Director served as an Executive Officer of that organization in an amount greater than $1 million or 2% of such charitable organization’s consolidated gross revenues for the years 2018, 2017 or 2016. The Company did not make any such charitable contributions in 2018, nor did it make such charitable contributions in excess of those amounts in 2017 or 2016.
Communications with the Board or Its Committees. The Board offers several e-mail addresses, as set forth below, for Stockholders and interested parties to send communications through the Office of the Corporate Secretary of the Company to the non-management Directors and/or the following committees of the Board:

AES Board of Directors: AESDirectors@aes.com	Compensation Committee: CompCommitteeChair@aes.com	Financial Audit Committee: AuditCommitteeChair@aes.com

Innovation and Technology Committee: InnovationCommitteeChair@aes.com	Governance Committee: NomGovCommitteeChair@aes.com

The AES Corporation Proxy Statement 23

A member of the Corporate Secretary’s Office will forward to the Directors all communications that, in his or her judgment, are appropriate for consideration by the Directors. Examples of communications that would not be considered as appropriate for consideration by the Directors include commercial solicitations, requests for employment and matters not relevant to Stockholders, the functioning of the Board or the affairs of the Company.
Annual Report on Form 10-K. Any Stockholder who desires an additional copy of the AES Form 10-K (including the financial statements and financial schedules) filed on February 26, 2019 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a written request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. Stockholders may also obtain a copy of the AES Form 10-K by visiting the Company’s website at https://www.aes.com.

[Remainder of Page Intentionally Left Blank]

The AES Corporation Proxy Statement 24

Director Compensation

DIRECTOR COMPENSATION
Director Compensation Program

The Governance Committee annually reviews the level and form of compensation paid to Directors, including our Director compensation program’s underlying principles. Under the Corporate Governance Guidelines, a Director who is also an Officer of AES is not permitted to receive additional compensation for service as a Director. In reviewing and determining the compensation paid to Directors, the Governance Committee considers how such compensation relates and compares to that of similarly-sized general industry and energy companies and the Office of the General Counsel assists the Governance Committee with its review of our Director compensation program. The Office of the General Counsel conducts research on other companies’ Director compensation practices by reviewing a broad-based Director compensation study and survey data from Willis Towers Watson’s U.S. General Industry and U.S. Energy Databases, and providing the Committee with a benchmarking analysis of such companies’ practices as compared to the Company’s Director compensation program. Neither the Office of the General Counsel nor the Governance Committee retained an independent compensation consultant to assist with recommending or determining Director compensation in 2018. The Governance Committee has retained Meridian Compensation Partners, LLC (“Meridian”) to assist with the Committee’s review of Director compensation practices for 2019. Any proposed changes to the Director compensation program are recommended by the Governance Committee to the Board for consideration and approval.

Director Compensation for 2018

The Board reviews the Board compensation structure on an annual basis. In 2018, on its own initiative, the Board determined that it would not increase Board compensation for the 2018-2019 Board Year. The Board has not increased its compensation since 2012.

Board compensation is intended to meet the following goals:

•	promote the recruitment of talented and experienced Directors to the AES Board;

•	compensate outside Directors for the increased workload inherent in a public board Director position; and

•	retain a strong financial incentive for Directors to maintain and promote the long-term health and viability of the Company.

The Governance Committee of the Board consulted various materials regarding current trends and best practices for determining compensation for boards of directors, as described above.

Annual Retainer. For 2018, Directors elected at the annual meeting of Stockholders received an $80,000 annual retainer with a requirement that at least 34% of such retainer be deferred in the form of stock units. Directors may elect (but are not required) to defer more than the mandatory 34% deferral. Any portion of the annual retainer that is deferred above the mandatory deferral was credited to the Director in stock units equivalent to 1.3 times the elected deferral amount. The Board also determined that the Chairman would receive compensation at an amount equal to 1.9 times the 2018 annual retainer of other AES Board members, and that such amount would be inclusive of all Board responsibilities.

Committee Compensation. Committee chairpersons and members received compensation for their Committee service is outlined below.

Audit Committee Chair	$30,000
Compensation Committee Chair	$25,000
Governance Committee Chair	$22,250
Innovation and Technology Committee Chair	$15,000
Audit Committee Member	$15,000
Compensation Committee Member	$15,000
Governance Committee Member	$15,000
Innovation and Technology Committee Member	$10,000

The AES Corporation Proxy Statement 25

Director Compensation

Deferred Compensation Grant. Directors received an annual Deferred Incentive Compensation Grant valued at $150,000. The Board also determined that the Chairman would receive such a grant in an amount equal to 1.9 times the Deferred Incentive Compensation Grant of other AES Board members.

New Directors. Newly elected directors receive an initial grant consisting of deferred stock units and/or stock options valued at $40,000 and an Annual Retainer, Committee Fees, and Deferred Compensation Grant pro-rated for the service provided until the next annual meeting of Stockholders.

Our 2018 Board compensation structure remained consistent with past practice.

Non-Employee Director Stock Ownership Guidelines. The Board adopted stock ownership guidelines for Directors that provide for non-employee Directors to accumulate and maintain equity ownership in AES having a value of no less than five times the annual retainer within five years of the date of the Director’s appointment to the Board. All stock and equity interests of a Director are taken into consideration for purposes of considering compliance with the policy, including Director stock units.

Compensation of Directors (2018)*
The following table contains information concerning the compensation of our non-Management Directors during 2018.

	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Option Awards(4)	All Other Compensation	Total
Name(1)
Charles L. Harrington	$97,800	$193,040	$0	$0	$290,840
Chair—Financial Audit Committee
Kristina M. Johnson	$77,800	$193,040	$0	$0	$270,840
Tarun Khanna	$82,800	$163,040	$30,000	$0	$275,840
Chair—Innovation and Technology Committee
Holly K. Koeppel	$90,050	$177,200	$0	$0	$267,250
Chair—Governance Committee
James H. Miller	$92,800	$177,200	$0	$0	$270,000
Chair—Compensation Committee
Alain Monié	$77,800	$118,040	$75,000	$0	$270,840
John B. Morse, Jr.	$100,320	$366,776	$0	$0	$467,096
Chairman, Lead Independent Director
Moisés Naím	$82,800	$177,200	$0	$0	$260,000
Charles O. Rossotti (5)	$0	$0	$0	$27,000	$27,000
Jeffrey W. Ubben (6)	$103,500	$261,500	$0	$0	$365,000

* Table excludes the Non-Equity Incentive Plan Compensation, Change in Pension Value and Nonqualified Deferred Compensation Earnings, and All Other Compensation columns, which are not applicable.
NOTES:

(1)
Mr. Gluski, our President and CEO, is also a member of our Board. His compensation is reported in the Summary Compensation Table and the other tables set forth in this Proxy Statement. In accordance with our Corporate Governance Guidelines, Management Directors do not receive any additional compensation in connection with service on the Board. Ms. Davidson was elected to the Board on February 22, 2019 and accordingly was not paid any compensation in 2018.

The AES Corporation Proxy Statement 26

Director Compensation

(2)
Directors elected at the 2018 Annual Meeting of Stockholders received an $80,000 Annual Retainer with a requirement that at least 34% of such retainer be deferred in the form of stock units, with each Director having the right to elect to defer additional amounts as further described above. Directors may also elect to defer Committee fees in the form of stock units.

The mandatory deferral portion of the Annual Retainer is included in the “Stock Awards” column above, while the “Fees Earned or Paid in Cash” column includes amounts from the Annual Retainer and Committee fees that Directors elected to defer (above the mandatory deferral) into stock units except that the additional incremental value resulting from the 1.3 multiplier applied to elective deferrals of the Annual Retainer is included in the “Stock Awards” column, as noted in footnote 3. The elective deferral amounts were as follows:

	Annual Elective Retainer Deferred	Committee Retainer Deferred
Charles L. Harrington	$52,800	$45,000
Kristina M. Johnson	$52,800	$0
Tarun Khanna	$52,800	$0
John B. Morse, Jr.	$100,320	$0
Alain Monié	$52,800	$25,000

(3)
This column includes the aggregate grant date fair value of Director stock unit awards granted in 2018 pursuant to (i) the 34% mandatory annual retainer deferral into stock units, and (ii) as further described in “Director Compensation for Year 2018” above, the additional incremental value resulting from Directors electing to defer more than 34% of their annual retainer and being credited with 1.3 or 1.9 times, as applicable, of the elective deferral amount. The aggregate grant date fair values were computed in accordance with FASB ASC Topic 718. A discussion of the relevant assumptions made in these valuations may be found in footnote 16 to the financial statements contained in the AES Form 10-K.

As of December 31, 2018, Directors had the following total number of stock units credited to their accounts under the 2003 Long Term Compensation Plan: Charles L. Harrington - 124,223; Kristina M. Johnson - 151,151; Tarun Khanna - 200,032; Holly K. Koeppel - 88,428; James H. Miller - 100,453; Alain Monié - 34,957; John B. Morse, Jr. - 227,312; Moisés Naím - 110,454; and Jeffrey Ubben - 22,945 .

(4) This column reflects aggregate grant date fair value of each Director Stock Option granted in 2018. A discussion of relevant assumptions made in this valuation may be found in footnote 16 to the financial statements contained in the AES Form 10-K.
No Directors held Options outstanding as of December 31, 2018, with the exception of Tarun Khanna - 20,000; James H. Miller - 19,280; and Alain Monié - 80,441.

(5)
Mr. Rossotti’s term ended April 18, 2018. Mr. Rossotti entered into a Consulting Agreement with the company to provide consulting services to the incoming Chairman and Lead Independent Director from April 19, 2018 to December 31, 2018, which amounts are included in the “All Other Compensation” column.

(6) Mr. Ubben was elected to the Board on January 17, 2018 and accordingly was paid an initial grant of deferred stock units and an Annual Retainer, Committee Fees, and Deferred Compensation Grant pro-rated for the service provided until the April 19, 2018 Annual Meeting of Stockholders.

The AES Corporation Proxy Statement 27

Executive Compensation

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis (“CD&A”)

Executive Summary

The following points highlight the alignment of AES’ compensation plans and practices for our NEOs with performance and Stockholder value creation. Any Non-GAAP measures discussed in this CD&A are reconciled to the nearest GAAP financial measure or described how such measure is calculated from the financial statements in the section titled “Non-GAAP measures”.

2018 was a good year for AES, demonstrated by strong financial results and significant progress toward achieving strategic goals. The Company delivered on all of its commitments, including financial guidance, and hit key milestones on its strategy, positioning AES for long-term, sustainable growth. As a result of these efforts, the overall performance of the Company exceeded expectations and delivered a 40% return to its Stockholders. The Company’s compensation philosophy remains unchanged and the compensation earned by our NEOs demonstrates alignment between our executive compensation program design and value creation to Stockholders. In summary:

•	AES’ philosophy is to target total compensation opportunities at approximately the 50th percentile of companies similar in industry and size.

•	With over half of NEO compensation in variable incentives, actual compensation only exceeds the 50th percentile when AES exceeds performance goals and creates commensurate Stockholder value.

•	Annual incentive plan payouts were above the target opportunity based on actual performance, driven primarily by Financial and Growth goals, which were above the midpoint of our expectations for 2018.

•	2018 long-term incentive payouts reflect strong performance and Total Shareholder Return of 70% over a three-year performance period (2016-2018).

•	The Compensation Committee continues to align pay practices with Stockholder interests.

What AES Does	What AES Doesn’t Do
Pay-for-Performance Alignment - Annual review of AES Total Stockholder Return performance and its impact on realizable pay to ensure actual results are aligned to performance payouts	No “Single-Trigger” Vesting of Equity Awards with a Change in Control - All unvested, outstanding and future awards contain a “double-trigger” provision
Target Total Compensation at 50th Percentile - Based on similarly-sized companies’ target total compensation at the size-adjusted 50th percentile	No Special Retirement Benefit Formulas for NEOs - Our non-qualified retirement plan restores benefits capped under our broad-based plan due to statutory limits
Heavy Weight on Performance Compensation - Majority of compensation is paid through annual incentive and long-term compensation plans	No Hedging or Pledging - Maintain a policy that prohibits NEOs and Directors of AES from engaging in hedging activities or pledging AES stock
Stock Ownership Guidelines - Maintain market-competitive guidelines to align NEO and Stockholder interests	No Change-In-Control Excise Tax Gross-Ups - Completely discontinued this provision

The AES Corporation Proxy Statement 28

Executive Compensation

Change-In-Control Severance - Our plan is competitive with market practice and all benefits are conditioned upon “double-trigger”	No Perquisites - No perquisites are provided to any NEOs, except for relocation benefits in connection with overseas assignments
“Clawback” Policy - Policy provides for recovery of certain previously-paid incentive awards under certain circumstances	No Backdating or Option Repricings
Independent Consultant Retained by the Compensation Committee - Provides no other services to AES	No Payment of Dividends or Dividend Equivalents on Equity Awards Unless Earned and/or Vested

•
The Compensation Committee annually reviews AES’ performance and CEO compensation relative to power generation and utility companies from the S&P 500 Utilities Index to which investors may compare AES. The CEOs realizable compensation and AES’ Total Stockholder Return are aligned with value creation to AES Stockholders as demonstrated below for the 2015-2017 period.

•	At the 2018 Annual Meeting, AES received over 95% support for its NEO compensation based on the shares voted in favor of the 2018 Say on Pay proposal.

Our Executive Compensation Process

The CD&A includes compensation details for our NEOs:

Name	Title
Mr. Andrés Gluski	President & Chief Executive Officer (“CEO”)
Mr. Thomas O’Flynn*	Former EVP & Chief Financial Officer (“CFO”)
Mr. Bernerd Da Santos	EVP & Chief Operating Officer (“COO”)
Mr. Julian Nebreda	SVP & President, South America Strategic Business Unit
Mr. Manuel Pérez Dubuc	SVP & President, New Energy Solutions

*Effective January 1, 2019, Mr. O’Flynn transitioned to a new leadership role with AES.

Our Executive Compensation Philosophy

Our philosophy is to provide compensation opportunities that approximate the 50th percentile of survey data specific to our revenue size and industry. We then design our incentive plans to pay for performance with more compensation paid when performance exceeds expectations and less compensation paid when performance does not meet expectations. Thus, the actual compensation realized by an NEO will depend on our actual performance.

In applying this philosophy, survey data is used to assess the impact of any changes on the competitiveness of target total compensation opportunities relative to the 50th percentile. Our use of survey data is described further in the section titled “How We Use Survey Data in our Executive Compensation Process.”

The AES Corporation Proxy Statement 29

Executive Compensation

The Compensation Committee considers additional factors in making its decisions on each NEO’s target total compensation opportunity. The specific factors include:

•	Individual performance against pre-set goals and objectives for the year, and Company performance;

•	An individual’s experience and expertise;

•	Position and scope of responsibilities;

•	An individual’s future prospects with the Company; and

•	The new total compensation that would result from any change and how the new total compensation compares to survey data.

In making its decisions, the Compensation Committee does not apply formulaic weighting to any of the above factors.

Role of the Compensation Committee, Independent Compensation Consultant, and Management

	Compensation Committee	Independent Compensation Consultant	Management (CEO & CHRO)
Provide overall oversight of the Company’s compensation and benefit plans, including plans in which the NEOs participate	✓
Annually review NEO compensation and, if appropriate, propose changes to target total compensation for Board of Directors’ approval	✓
Approve performance goals for annual and long-term incentive plans within the first three months of the performance period	✓
Based on an assessment of performance against pre-set goals, approve payouts to NEOs under incentive plans and propose for Board of Directors’ approval	✓
Participate in all Compensation Committee meetings	✓	✓	✓
Participate in executive sessions of the Compensation Committee	✓	As requested
Prepare and summarize detailed information on the Company’s performance and, as applicable, performance of individual executives			✓
Prepare and provide (in advance whenever possible) additional materials regarding our executive compensation plans for review and discussion by the Compensation Committee in its meetings			✓
Based on business strategy, propose any changes to incentive plan designs			✓
With the Compensation Committee’s knowledge, provide background information to the independent consultant required for the consultant to carry out its duties			✓
Update the Compensation Committee on market trends, regulatory matters and governance best practices related to executive compensation		✓
Review and provide the Compensation Committee with feedback on market competitiveness of any changes to target total compensation proposed by management		✓
Review and provide the Compensation Committee with feedback on incentive plan changes proposed by management		✓

In 2018, the Compensation Committee retained Meridian to serve as its Independent Compensation Consultant. The Compensation Committee has reviewed the independence of Meridian as required by the NYSE rules that relate to the engagement of its advisors. The Compensation Committee, after taking into consideration all relevant factors, determined Meridian to be independent, consistent with NYSE requirements. Other than services provided to the Compensation Committee, Meridian did not provide any other services to AES in 2018.
How We Use Survey Data in our Executive Compensation Process

At the time it decides target total compensation opportunities, the Compensation Committee reviews survey data from Willis Towers Watson. The data enables the Compensation Committee to compare compensation for our NEOs to compensation provided by similarly-

The AES Corporation Proxy Statement 30

Executive Compensation

sized companies for executives in comparable positions to U.S.-based and internationally based NEOs. Specifically, in 2018 the Compensation Committee reviewed the following survey data:

•	The U.S. General Industry Database, which consisted of other companies with international operations with a total of 507 companies;

•	The U.S. Energy Industry Database, which consisted primarily of power generation and distribution companies, with a total of 124 companies; and

•	Country-specific compensation databases for international data which consisted of companies similar to AES’ business, with a total of 320 companies in Chile.
From the survey data regression analysis is then used to predict the compensation paid by those companies most similar to AES in size. At the time of the analysis, we used our then-current revenue estimate of $10.5B.

The survey data lag the year for which the compensation decision applies and therefore are aged at an annualized rate of 3% per year for the United States, and country-specific aging factors for international data, as provided by Willis Towers Watson. In determining companies comparable to AES in size, we use revenue because executive target total compensation more closely correlates with revenue than any other size indicator, in both general industry and the power industry.

For all U.S.-based NEOs, a blend of general industry and power industry data is appropriate based on the operational knowledge required of their positions and the international scope of their roles. For non-U.S.-based NEOs there are limitations in the survey samples and therefore market data in these countries only reflect a general industry sample.

NEO	General Industry Weighting	Power Industry Weighting
Mr. Gluski	50%	50%
Mr. O’Flynn	50%	50%
Mr. Da Santos	50%	50%
Mr. Nebreda	100%	-
Mr. Pérez Dubuc	100%	-

In the case of Messrs. Gluski and Da Santos their target total compensation was slightly below the market 50th percentile, but above the 25th percentile. In the case of Messrs. Nebreda and Pérez Dubuc, their target total compensation was between the 50th percentile and the 75th percentile, and Mr. O’Flynn was approximated at the 75th percentile. As previously described, NEOs will not realize the target level of compensation if AES does not meet performance goals and create Stockholder value, or if they terminate employment with AES prior to the vesting or payment dates of incentive awards.

The Compensation Committee views the Willis Towers Watson survey data as an appropriate benchmark of compensation practices and levels of similarly-sized companies, including companies with international operations against whom we compete for talent.

Overview of AES Total Compensation

Elements of Compensation

The following table presents each element of compensation and explains (i) the objective of each element, (ii) what the element is designed to reward, and (iii) why we choose to pay each element.

Objective	What It Rewards	Why We Pay
Base Salary
Provide fixed cash compensation that reflects the individual’s experience, responsibility and expertise	Accomplishment of day-to-day job responsibilities, taking into account individual performance and retention considerations	Market competitiveness; attract and retain our NEOs

The AES Corporation Proxy Statement 31

Executive Compensation

Objective	What It Rewards	Why We Pay
Performance Incentive Plan (our annual incentive plan)
Provide performance-based, short-term cash compensation relative to the achievement of pre-set objectives, and performance, based on a payout range of 0-200%	Achievement of specific pre-set performance thresholds related to safety, financial, operational and strategic objectives	Direct incentive to achieve the Company's safety, financial, operational and strategic objectives for the year
Long-Term Compensation (LTC)
Provide awards that align the interests of our executives with those of our Stockholders over the long term	Share price growth, dividend performance and attainment of long-term financial goals	Directly links NEOs’ interests with those of Stockholders and AES’ long-term financial performance
Retirement and Health and Welfare Benefits
Provide retirement and health and welfare benefits that are generally comparable to those provided to our broad-based U.S. employee population	Promote healthiness and financial readiness for retirement	Market competitiveness

CEO Compensation Relative to other NEOs

Our CEO’s compensation is higher than the compensation paid to our other NEOs largely due to the scope of his position and his overall responsibility for the Company’s strategy and direction, as well as his overall influence on AES’ near-and long-term performance. When compared to our other NEOs, our CEO’s total compensation is more heavily weighted towards incentive compensation and his stock ownership guideline is higher. The higher compensation and higher percentage of compensation in the form of performance-based incentives for our CEO are consistent with the survey data.

Mix of Cash and Equity Compensation

The Company does not target a specific allocation of cash versus equity compensation, nor does it target a specific allocation between short- and long-term compensation. The charts below indicate the mix of cash and equity compensation, as well as short-term and long-term compensation for our CEO and all other NEOs.

In making compensation decisions, the Compensation Committee does not explicitly consider prior years’ awards or current equity holdings. The Compensation Committee does, however, on an ongoing basis ensure it has a detailed understanding of how its decisions

The AES Corporation Proxy Statement 32

Executive Compensation

on individual compensation elements affect other compensation elements and total compensation. The Committee reviews detailed information on:

•	Year-over-year changes in total compensation;

•	The value of outstanding long-term compensation awards under various share price and financial performance scenarios;

•	Payouts and realized gains from past long-term compensation awards; and

•	The value of benefits payable upon termination and change-in-control.

A discussion of how the Compensation Committee determined each element of compensation for 2018 is provided in the next section of this CD&A.

2018 Compensation Determinations

Base Salary

As explained in the section titled “Our Executive Compensation Process,” the Compensation Committee reviews the target total compensation, including base salaries, of our NEOs annually. In addition, the Compensation Committee will review the base salary of an Executive Officer if there is a promotion or in the case of a newly-hired Executive Officer.

The following table shows the 2018 base salary and the percentage increase from 2017 for each NEO. At the recommendation of the CEO, the 2018 base salaries were held flat for all of our NEOs. Mr. Pérez Dubuc only received a base salary increase upon assuming his new role. Further details on the 2018 base salaries paid to our NEOs can be found in the Summary Compensation Table of this Proxy Statement.

NEO	2018 Base Salary	Percentage Increase from 2017	Rationale for Increase
Mr. Gluski	$1,188,000	0%	No changes from 2017
Mr. O’Flynn	$690,000	0%	No changes from 2017
Mr. Da Santos	$510,000	0%	No changes from 2017
Mr. Nebreda	$396,550	0%	No changes from 2017
Mr. Pérez Dubuc	$450,000	14%	Adjustment for new role

2018 Performance Incentive Plan Payouts

2018 Company Performance Score Targets: Our NEOs are eligible for annual incentive awards under the Performance Incentive Plan, a Stockholder-approved plan. As detailed more fully below, in early 2018, the Compensation Committee established measures in three performance categories: Safety, Financial, and Strategic & Operational Objectives. In setting these performance measures, the Compensation Committee considered information provided by management about the Company’s financial budget for the year as well as strategic and operational objectives. The Compensation Committee approved performance measures and objectives across all three categories that it considered to be challenging.

In early 2019, the Compensation Committee approved, and recommended to the Board of Directors to approve, the annual incentive pay-outs for 2018. The Committee’s decision was based on AES’ 2018 corporate performance score, which reflected actual results against pre-established performance measures shown below.

The AES Corporation Proxy Statement 33

Executive Compensation

The below table reflects the measures, weights, and targets approved by the Committee, as well as the 2018 results.

Measure	Weight	Target Goal	Actual Results	Actual % of Target	2018 Score
Safety
Serious Safety Incidents	10%	No serious safety incidents	One or more serious safety incidents occurred	n/a	60%
Near Miss Reporting		Reports filed timely, accurately, and mitigation plans executed	Favorable to target	n/a
Proactive Safety Measures		Achieve 2018 goals	Exceeded safety walk and meeting goals	n/a
Financial[1]
Adjusted EPS	35%	$1.20	$1.24	103%	153%
Parent Free Cash Flow ($M)	25%	$638	$689	108%
Strategic & Operational Objectives
Growth Projects	20%	2,000 MW of Renewable Growth 12 tBtu of LNG Growth Strategic Capital Raising Initiatives	1,967 MW of Renewable Growth 25 tBtu of LNG Growth Strategic Capital Raising Ongoing	133%	133%
Construction Program/ Operational KPIs (Index Score)[2]	10%	Advance construction program on time / on budget 100% of Index	On time performance – 97% On budget performance – 99% 103% of Index	100%	100%

2018 AES Corporate Performance Score - 134%
1Assuming the threshold financial requirement for each measure is met, the score ranges from 50% to 200%: 50% score corresponds to actual results at 90% of the target goal, and a 200% score corresponds to actual results at 110% of the target goal.

2 Key Performance Indicators and weights for Generation businesses are as follows: Commercial Availability 32.6%, Equivalent Forced Outage Factor 25%, Equivalent Availability Factor 23.5%, Heat Rate 15.4%, and Days Sales Outstanding 3.5%. Key Performance Indicators and weights for Distribution businesses are as follows: System Average Interruption Duration Index 45.8%, System Average Interruption Frequency Index 30%, Customer Satisfaction Index 10.9%, Days Sales Outstanding 10.8%, and Non-Technical Losses 2.5%.

Both Messrs. Nebreda and Perez Dubuc served as Presidents of the South America Strategic Business Unit at different points in 2018. As leaders of the business unit their scores were based 50% on AES performance, shown above, and 50% based on the performance of the South American Strategic Business Unit. The categories are not dissimilar from the above scorecard, and the following represents the weights, targets, and performance; Safety (10%) same targets as reflected above all were exceeded resulting in a score of 100%, Adjusted Pre-Tax Contribution (22.5%) of $560.8M (target of $585M), Subsidiary Distributions (22.5%) of $303.3M (target of $291.1M), MW Growth (40%) of 470MWs (target of 670 MWs), and Talent Development (5%). Based on the aforementioned metrics, the overall South America Strategic Business Unit score was 90%.

Final 2018 Annual Incentive Payouts: The following table shows the final award for each of our NEOs under the 2018 Performance Incentive Plan. The Compensation Committee and the Board approved the annual incentive payout as a percent of the target for each of the NEOs below based on the AES Corporate Performance Scores.

NEO	2018 Base Salary	2018 Target Annual Incentive (% of base salary)	Actual 2018 Annual Incentive Award
			Dollar Value	% of Target Annual Incentive*
Mr. Gluski	$1,188,000	150%	$2,388,000	134%
Mr. O’Flynn	$690,000	100%	$925,000	134%
Mr. Da Santos	$510,000	100%	$683,000	134%
Mr. Nebreda[1]	$396,500	85%	$378,000	112%
Mr. Pérez Dubuc[1]	$450,000	85%	$428,000	112%

*Actual percentage results above are rounded to the nearest whole number

The AES Corporation Proxy Statement 34

Executive Compensation

1 As previously described both Messrs. Nebreda and Perez Dubuc’s annual incentive plan payout is based on 50% of the AES overall and 50% of the South America Business Unit. Based on an AES overall score of 134% and a South America Business Unit score of 90%, this results in a blended payout of 112%.

Long-Term Compensation

2018 Long-term Compensation Mix: In 2018, we utilized the same overall long-term compensation vehicles as in prior years. The mix was based on the following:

•	Compensation philosophy which emphasizes alignment between executive compensation and Stockholder value creation;

•	Long-term strategic and financial objectives;

•	Goal of retaining our NEOs; and

•	Review of relevant market practices.

Messrs. Gluski, O’Flynn, and Da Santos received the mix noted above as “Executive Officer as of Grant”, given that they were Executive Officers as of the 2018 grant date. Messrs. Nebreda and Pérez Dubuc received a different allocation of long-term compensation vehicles as they were not Executive Officers as of the date of the 2018 grant.

Performance Stock Units Based on Proportional Free Cash Flow: Performance stock units represent the right to receive a single share of AES common stock subject to performance- and service-based vesting conditions. Performance stock units granted in 2018 are eligible to vest subject to our three-year cumulative Proportional Free Cash Flow performance. Proportional Free Cash Flow is a measure of long-term cash generation driven by increasing revenue, reducing costs, improving productivity and efficiently utilizing capital.

The Proportional Free Cash Flow target is set for the three-year performance period and is subject to pre-defined, objective adjustments during the three-year performance period based on changes to the Company’s portfolio, such as an asset divestiture or sale of a portion of equity in a subsidiary.

The final value of the performance stock unit award depends upon the level of Proportional Free Cash Flow achieved over the three-year measurement period as well as our share price performance over the period since the award is stock-settled. If a threshold level of Proportional Free Cash Flow is achieved, units vest and are settled in the calendar year that immediately follows the end of the performance period.

The AES Corporation Proxy Statement 35

Executive Compensation

The following table illustrates the vesting percentage at each Proportional Free Cash Flow level for targets set for the 2018-2020 performance period:

Performance Level	Vesting Percentage
75% of Performance Target or Below	0%
Equal to 87.5% of Performance Target	50%
Equal to 100% of Performance Target	100%
Equal to or Greater Than 125% of Performance Target	200%

Between the Proportional Free Cash Flow levels listed in the above table, straight-line interpolation is used to determine the vesting percentage for the award. The ability to earn performance stock units is also generally subject to the continued employment of the NEO. The Compensation Committee approved a Proportional Free Cash Flow target for the 2018 performance stock unit that will require improvement over prior performance, and is believed by the Compensation Committee to be challenging.

Performance Cash Units Based on AES Total Stockholder Return: Performance cash units represent the right to receive a cash-based payment subject to performance- and service-based vesting conditions. Performance cash units granted in 2018 are eligible to vest subject to AES’ Total Stockholder Return from January 1, 2018 through December 31, 2020 relative to companies in three different indices. The indices and their weightings are as follows:

•	S&P 500 Utilities Index - 50%

•	S&P 500 Index - 25%

•	MSCI Emerging Markets Index - 25%

We use Total Stockholder Return as a performance measure to align our NEOs’ compensation with our Stockholders’ interests since the ability to earn the award is linked directly to stock price and dividend performance over a period of time.

Total Stockholder Return is defined as the appreciation in stock price and dividends paid over the performance period as a percentage of the beginning stock price. To determine share price appreciation, we use a 90-day average stock price for AES, the S&P 500 Utilities Index companies, the S&P 500 Index companies, and the MSCI Emerging Markets Index companies at the beginning and end of the three-year performance period. This avoids short-term volatility impacting the calculation.

The value of each performance cash unit is equal to $1.00, and the number of performance cash units that vest depend upon AES’ percentile rank against the companies in the indices. If AES’ Total Stockholder Return is above the threshold percentile rank established for the performance period, a percentage of the units vest and are settled in cash in the calendar year that immediately follows the end of the performance period. The following table illustrates the vesting percentage at each percentile rank for the 2018-2020 performance period:

AES 3-Year Total Stockholder Return Percentile Rank	Vesting Percentage
Below 30th percentile	0%
Equal to 30th percentile	50%
Equal to 50th percentile	100%
Equal to 70th percentile	150%
Equal to or Greater Than 90th percentile	200%

Between the percentile ranks listed in the above table, straight-line interpolation is used to determine the vesting percentage for the award. The ability to earn these performance cash units is also generally subject to the continued employment of the NEO.

Restricted Stock Units: Restricted stock units represent the right to receive a single share of AES common stock subject to service-based vesting conditions. The Company grants restricted stock units to assist in retaining our NEOs and also to increase their ownership of AES common stock, which further aligns our NEOs’ interests with those of Stockholders. Restricted stock units vest based on continued service with the Company in three equal installments beginning on the first anniversary of the grant.

The AES Corporation Proxy Statement 36

Executive Compensation

2018 Long-Term Compensation Grants: In February 2018, consistent with our practice in prior years, the Company granted long-term compensation to the NEOs. The target grant values below are based upon the grant date closing stock price per share of AES common stock for performance stock units and restricted stock units, and a per unit value of $1.00 for performance cash units.

NEO	February 2018 Long-Term Compensation Target Value
	As % of Base Salary	Dollar Amount
Mr. Gluski	535%	$6,355,800
Mr. O’Flynn	325%	$2,242,500
Mr. Da Santos	225%	$1,147,500
Mr. Nebreda	115%	$456,033
Mr. Pérez Dubuc	115%	$456,690

The values in the table above differ from the Stock Award column in the Summary Compensation Table because the performance cash units contain a market condition which results in a fair market value, for financial accounting purposes, that differs from the $1 per unit value the Company uses to determine the grant.

Prior Year Performance Stock Units Vesting in 2018: All of the NEOs received a grant of performance stock units in February 2016 for the performance period January 1, 2016 through December 31, 2018. Performance was based on the Company’s Proportional Free Cash Flow performance during the three-year performance period.

The performance stock unit award paid out at 97.6% of the target number of shares based on our actual Proportional Free Cash Flow results of $4,053M, which was 99.4% of the target Proportional Free Cash Flow, and is based on the same performance scale as the 2018 performance stock units. The performance payout level is derived using straight-line interpolation: for every one percentage point performance is below the target goal, the payout is reduced by approximately four percentage points.

NEO	Target Number of Units	% of Target Vested Based on Proportional Free Cash Flow	Final Shares Vested
Mr. Gluski	264,942	97.6%	258,583
Mr. O’Flynn	94,357	97.6%	92,092
Mr. Da Santos	38,767	97.6%	37,837
Mr. Nebreda	18,821	97.6%	18,369
Mr. Pérez Dubuc	17,814	97.6%	17,386

Prior Year Performance Cash Units Vesting in 2018: All of the NEOs received a grant of performance cash units in February 2016 for the performance period January 1, 2016 through December 31, 2018. Performance was based on the Company’s Total Stockholder Return relative to S&P 500 Utility Index companies (50% weight) S&P 500 Index (25% weight) and MSCI Emerging Markets Index (25% weight), and with the same performance scales for each index as the 2018 performance cash units.

Total Stockholder Return for the Company over the 2016-2018 performance period was 70%, which resulted in the Company exceeding the 80th percentile target of Total Stockholder Return for each index. The overall payout for the 2016 to 2018 Performance Cash Units was 183% of target. Actual results for each index and associated payouts are reflected below:

•	S&P 500 Utilities Index - 84.0 percentile of performance, resulting payout of 185%

•	S&P 500 Index - 81.4 percentile of performance, resulting payout of 178.5%

•	MSCI Emerging Markets Index - 83.5 percentile of performance, resulting payout of 183.8%

The AES Corporation Proxy Statement 37

Executive Compensation

NEO	Target Number of Units	% of Target Vested Based on TSR	Resulting Cash Payout
Mr. Gluski	2,493,100	183%	$4,562,373
Mr. O’Flynn	887,900	183%	$1,624,857
Mr. Da Santos	364,800	183%	$667,584
Mr. Nebreda	177,101	183%	$324,095
Mr. Pérez Dubuc	167,633	183%	$306,768

Further details on the 2016-2018 performance stock unit and performance cash unit payouts to our NEOs can be found in the Option Exercises and Stock Vested Table of this Proxy Statement.

Other Relevant Compensation Elements and Policies

Perquisites

We do not provide perquisites to any of our Executive Officers, with the exception of relocation related expenses for international assignments.

Retirement Benefits

We cover our NEOs under the Restoration Supplemental Retirement Plan (“RSRP”) to restore benefits that are limited under our broad-based retirement plans due to statutory limits imposed by the Code. The RSRP’s objectives are consistent with our philosophy to provide competitive levels of retirement benefits and to retain talented executives. Additionally certain internationally-based employees are eligible to participate in the International Retirement Plan (“IRP”). Neither the RSRP nor the IRP contain any enhanced or special benefit formulas for our NEOs. Contributions to the RSRP and the IRP made in 2018 are included in the All Other Compensation column of the Summary Compensation Table of this Proxy Statement. Additional information regarding the RSRP and IRP is contained in the “Narrative Disclosure Relating to the Non-Qualified Deferred Compensation Table” of this Proxy Statement.

Stock Ownership Guidelines

Our Board of Directors, based upon our management’s and the Compensation Committee’s recommendations, adopted stock ownership guidelines in January 2011. These guidelines promote our objective of increasing Stockholder value by encouraging our NEOs to acquire and maintain a meaningful equity stake in the Company.

The guidelines were designed to maintain stock ownership at levels high enough to assure our Stockholders of our NEOs’ commitment to value creation. Under these guidelines, our NEOs are expected, over time, to acquire and hold shares of AES common stock equal in value to a multiple of their annual salaries. The Compensation Committee sets the ownership multiples based on market practice for each NEO’s position. The current ownership multiple for each NEO, who was serving as of fiscal year end 2018, is as follows:

NEO	Ownership Multiple of Base Salary
Mr. Gluski	5x
Mr. O’Flynn	3x
Mr. Da Santos	3x
Mr. Nebreda	2x
Mr. Pérez Dubuc	2x

Shares owned directly and shares beneficially acquired under our retirement plans all count toward satisfying the guidelines. Unexercised stock options, unvested performance stock units and unvested restricted stock unit awards do not count towards satisfaction of the guidelines.

The AES Corporation Proxy Statement 38

Executive Compensation

The Company requires that all net shares (net of option exercise price and/or withholding tax) acquired after the guideline effective date will be retained and cannot be liquidated until the guideline has been met.

Severance and Change-in-Control Arrangements

The Company maintains certain severance and change-in-control arrangements, including the Executive Severance Plan and change-in-control provisions in the long-term compensation award agreements.

Executive Severance Plan: The Compensation Committee has included all of the Company’s Executive Officers in a single Executive Severance Plan, the design of which is consistent with current market practices. Newly hired or promoted executives are included in this plan beginning on the first date of their executive appointment. The Executive Severance Plan does not contain any excise tax gross-ups and, thus, none of our NEOs are eligible for an excise tax gross-up.

The Company provides severance benefits for qualifying termination both related and unrelated to a change-in-control to enable the attraction and retention of key executive talent. Also, in the case of severance benefits upon a qualifying termination related to a change-in-control, the Company believes these benefits will help to align the NEOs’ interests with those of Stockholders by mitigating any uncertainties the NEOs may have about their ongoing employment if the change-in-control is pursued. The Company provides severance benefits after a change-in-control only if there is a qualifying termination of employment following the change-in-control (i.e., “double-trigger benefits”).

Further details on the Executive Severance Plan and qualifying termination events can be found in the section titled “Additional Information Relating to Potential Payments upon Termination of Employment or Change-in-Control” of this Proxy Statement.

Vesting of Long-term Compensation Awards upon Change-in-Control: Upon a change-in-control, the unvested portion of all outstanding awards will vest only upon a double-trigger (at target performance levels for performance awards). The double-trigger only allows for vesting if a qualifying termination occurs in connection with the change-in-control. All unvested, outstanding awards include a double- trigger.

Clawback Policy

The Company has adopted a “clawback policy” that provides the Compensation Committee with the discretion to seek the reimbursement of any annual incentive payment or long-term compensation award, as defined under the policy, from key executives of the Company, including our NEOs, when:

•	The initial payment was calculated based upon achieving certain financial results that were subsequently the subject of a material restatement of the Company’s financial statements;

•	The Compensation Committee, in its discretion, determines that the executive engaged in fraud or willful misconduct that caused, or substantially caused, the need for the restatement; and

•	A lower payment would have been made to the executive based upon the restated financial results.
In each such instance, the Compensation Committee has the discretion to determine whether it will seek recovery from the individual executive and has discretion to determine the amount. The policy applies to annual incentive payments made in or after 2013 under the Performance Incentive Plan and performance cash unit and performance stock unit awards granted in or after 2012.
Prohibition Against Hedging and Pledging

The Board has adopted a policy that prohibits Directors and Officers required to file reports with the SEC under Section 16 of the Exchange Act of 1934, which includes our NEOs, from hedging their economic interest in AES common stock or using AES common stock as collateral in a financial transaction.

The AES Corporation Proxy Statement 39

Executive Compensation

Non-GAAP Measures

In this CD&A, we reference certain Non-GAAP measures, including Adjusted EPS, which is reconciled to the nearest GAAP measure in the table below.

Reconciliation of Adjusted EPS

Year Ended Dec. 31, 2018
Diluted earnings per share from continuing operations	$1.48
Unrealized derivative and equity security losses	$0.05
Unrealized foreign currency losses	$0.09
Disposition/ acquisition (gains)	$(1.41)
Impairment expense	$0.46
Loss on extinguishment of debt	$0.27
U.S. Tax law reform impact	$0.18
Less: Net income tax expense	$0.12
Adjusted EPS	$1.24

Additionally in this CD&A, we reference certain Proportional Free Cash Flow, Parent Free Cash Flow, Adjusted PTC, and Subsidiary Distributions.

Proportional Free Cash Flow is defined as Net Cash from Operating Activities less Maintenance and Environmental Capital Expenditures, adjusted for AES ownership percentage.

Parent Free Cash Flow is Subsidiary Distributions less cash used for interest costs, development, general and administrative activities, and tax payments by the parent company. Subsidiary Distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which is determined in accordance with GAAP. Subsidiary Distributions are important to the parent company because the parent company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the Subsidiary Distributions and the Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the parent company and related holding companies.

Subsidiary Distributions are the sum of the following amounts (a) dividends paid to the Borrower by its Subsidiaries during such period; (b) consulting and management fees paid to the Borrower for such period; (c) tax sharing payments made to the Borrower during such period; (d) interest and other distributions paid to the Borrower during such period with respect to cash and other Temporary Cash Investments of the Borrower (other than with respect to amounts on deposit in the Revolving L/C Cash Collateral Account); (e) cash payments made to the Borrower in respect of foreign exchange Hedge Agreements or other foreign exchange activities entered into by the Borrower on behalf of any of its Subsidiaries; and (f) other cash payments made to the Borrower by its Subsidiaries other than (i) returns of invested capital; (ii) payments of the principal of Debt of any such Subsidiary to the Borrower and (iii) payments in an amount equal to the aggregate amount released from debt service reserve accounts upon the issuance of letters of credit for the account of the Borrower and the benefit of the beneficiaries of such accounts.

Adjusted PTC is defined as pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; and (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts, relocations, and office consolidation. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.

The AES Corporation Proxy Statement 40

Executive Compensation

Executive Compensation Program Alignment with Stockholders Interests

Actual compensation earned by our NEOs reflects the alignment between our executive compensation program design and value creation for Stockholders

•
Based on actual performance the value of equity awards at vesting may decline, including both our AES relative Total Stockholder Return cash units and AES Proportional Free Cash Flow performance stock units.

•	For the 2016-2018 performance cash units AES had a Total Stockholder Return of 70% which exceeded the 80th percentile against all three indices to which it compares itself

◦
For the previous six performance periods where AES compared it’s Total Stockholder Return to one or more indices, all payouts relating to Total Stockholder Return were forfeited in their entirety as AES did not meet the threshold performance

•
As a direct result of the performance-based nature of AES’ executive compensation program actual compensation earned by our NEOs has significantly varied from Summary Compensation Table reported values for the last three years.

◦	Approximately 60% of amounts included in the Summary Compensation Table Total column have been realized by our NEOs over the preceding 3 year period.
Summary Compensation Table (2018, 2017 and 2016)1

Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Andrés Gluski
President & Chief Executive Officer
2018	$1,188,000	$0	$5,900,311	$2,388,000	$283,500	$9,759,811
2017	$1,188,000	$0	$5,818,612	$2,148,000	$200,071	$9,354,683
2016	$1,165,000	$0	$5,734,136	$1,957,200	$127,750	$8,984,086

Thomas O’Flynn
Former, EVP & Chief Financial Officer
2018	$690,000	$0	$2,081,793	$925,000	$131,400	$3,828,193
2017	$690,000	$0	$2,052,965	$862,000	$107,701	$3,712,666
2016	$683,000	$0	$2,042,173	$764,960	$60,800	$3,550,933

Bernerd Da Santos
EVP & Chief Operating Officer
2018	$510,000	$69,000	$1,065,259	$683,000	$90,000	$2,417,259
2017	$510,000	$0	$1,050,505	$632,000	$69,266	$2,261,771
2016	$456,000	$0	$839,040	$485,184	$30,100	$1,810,324

Julian Nebreda (7)
SVP & President, South America Strategic Business Unit
2018	$396,550	$113,000	$432,267	$378,000	$803,914	$2,123,731

Manuel Pérez Dubuc (8)
SVP & President, Global New Energy Solutions
2018	$436,781	$0	$432,882	$428,000	$822,284	$2,119,947

*	Table excludes the Options and Change in Pension Value and Non-Qualified Deferred Compensation Earnings columns, which are not applicable.

NOTES:

(1)
Based on actual performance the value of equity awards may decline from reported values, including our relative Total Stockholder Return performance stock units and proportional free cash flow performance cash units. The below table reflects the aggregate value reported in the Summary Compensation Table during fiscal years 2018, 2017 and 2016, as well as income actually earned (W-2 income), during that same period.

The AES Corporation Proxy Statement 41

Executive Compensation

Year	Summary Compensation Table ($)	Actual Compensation Earned	% Variance
Andrés Gluski
2018	$9,759,811	$6,416,674	(-34%)
2017	$9,354,683	$5,358,702	(-43%)
2016	$8,984,086	$4,600,122	(-49%)

Thomas O’Flynn
2018	$3,828,193	$2,798,219	(-27%)
2017	$3,712,666	$2,681,220	(-28%)
2016	$3,550,933	$1,853,198	(-48%)

Bernerd Da Santos
2018	$2,417,259	$1,573,023	(-35%)
2017	$2,261,771	$1,380,263	(-39%)
2016	$1,810,324	$812,163	(-55%)

*Messrs. Nebreda and Pérez Dubuc are excluded as they were not NEOs prior to 2018.

(2)	The base salary earned by each NEO during fiscal years 2018, 2017 and 2016, as applicable.

(3)
In recognition of their individual performance achievements in 2018, the Compensation Committee approved the additional bonus amounts for Messrs. Da Santos and Nebreda paid under the Performance Incentive Plan.

(4)
Aggregate grant date fair value of performance stock units, performance cash units, and restricted stock units granted in the year which are computed in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 718, “Compensation-Stock Compensation” (“FASB ASC Topic 718”) disregarding any estimates of forfeitures related to service-based vesting conditions. A discussion of the relevant assumptions made in the valuation may be found in our financial statements, footnotes to the financial statements (footnote 16), or Management’s Discussion & Analysis, as appropriate, contained in the AES Form 10-K which also includes information for 2016 and 2017. Assuming the maximum market and financial performance conditions are achieved, and in the case of performance stock units the share price at grant, the maximum value of performance stock units and performance cash units granted in fiscal year 2018, and payable upon completion of the 2018-2020 performance period, is shown below.

Maximum Value of Performance Stock Units and Performance Cash Units Granted in FY18 (payable after completion of 2018-2020 performance period)
Name	Performance Stock Units ($)	Performance Cash Units ($)	Total ($)
Andres Gluski	$3,813,472	$6,991,380	$10,804,852
Thomas O'Flynn	$1,345,510	$2,466,750	$3,812,260
Bernerd Da Santos	$688,501	$1,262,250	$1,950,751
Julian Nebreda	$364,821	$364,826	$729,647
Manuel Pérez Dubuc	$365,346	$365,352	$730,698

(5)	The value of non-equity incentive plan awards earned during the 2018 fiscal year and paid in 2019 under our Performance Incentive Plan (our annual incentive plan).

(6)
All Other Compensation includes Company contributions to both qualified and non-qualified defined contribution retirement plans. In the case of Mr. Nebreda and Mr. Pérez Dubuc, All Other Compensation also includes overseas relocation and assignment related benefits. Mr. Nebreda receives assignment related benefits as a result of his role as SVP & President, South America Strategic Business Unit. Mr. Pérez Dubuc was on assignment as President, South America Strategic Business Unit prior to his current role of SVP, Global New Energy Solutions. Upon relocating to the United States Mr. Pérez Dubuc no longer receives any ongoing assignment allowances.

The AES Corporation Proxy Statement 42

Executive Compensation

Name	AES Contributions to Qualified Defined Contribution Plans	AES Contributions to Non Qualified Defined Contribution Plans	Relocation and Assignment Benefits	Host Location Tax Payments	Total Other Compensation
Andres Gluski	$24,750	$258,750	$0	$0	$283,500
Thomas O'Flynn	$24,750	$106,650	$0	$0	$131,400
Bernerd Da Santos	$24,750	$65,250	$0	$0	$90,000
Julian Nebreda (a)	$24,750	$107,453	$315,172	$356,539	$803,914
Manuel Pérez Dubuc(a)	$22,705	$0	$702,591	$96,987	$822,283
(a) The Company provides various forms of compensation related to expatriate assignments that differ according to location and term of assignment, including: host housing allowances, cost of living differentials, assignment tax equalization, home leave and travel, relocation expense, and tax return and visa preparation. Among amounts included above, Mr. Nebreda received $300,542 in combined housing and cost of living allowance, and Mr. Pérez Dubuc received $655,045 in combined housing and cost of living allowance.

(7) Mr. Nebreda was not an NEO prior to 2018. Therefore, no compensation information appears for 2016 or 2017, in accordance with applicable SEC rules.

(8) Mr. Pérez Dubuc was not an NEO prior to 2018. Therefore, no compensation information appears for 2016 or 2017, in accordance with applicable SEC rules.

[Remainder of Page Intentionally Left Blank]

The AES Corporation Proxy Statement 43

Executive Compensation

Grants of Plan-Based Awards (2018) *

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andres Gluski
		$0	$1,782,000	$3,564,000
	23-Feb-18				0	181,767	363,534		$1,906,736
	23-Feb-18				1,747,845	3,495,690	6,991,380		$3,040,202
	23-Feb-18							90,884	$953,373

Thomas O'Flynn
		$0	$690,000	$1,380,000
	23-Feb-18				0	64,133	128,266		$672,755
	23-Feb-18				616,688	1,233,375	2,466,750		$1,072,666
	23-Feb-18							32,066	$336,372

Bernerd Da Santos
		$0	$510,000	$1,020,000
	23-Feb-18				0	32,817	65,634		$344,250
	23-Feb-18				315,563	631,125	1,262,250		$548,889
	23-Feb-18							16,408	$172,120

Julian Nebreda
		$0	$337,068	$674,135
	23-Feb-18				0	17,389	34,778		$182,411
	23-Feb-18				91,207	182,413	364,826		$158,645
	23-Feb-18							8,695	$91,211

Manuel Pérez Dubuc
		$0	$371,263	$742,527
	23-Feb-18				0	17,414	34,828		$182,673
	23-Feb-18				91,338	182,676	365,352		$158,873
	23-Feb-18							8,707	$91,336

*	Table excludes the All Other Option Awards and Exercise or Base Price of Option Awards, as no Stock Options were granted in 2018.

NOTES:

(1)
Each NEO received an award under the Performance Incentive Plan (our annual incentive plan) in 2018. The first row of data for each NEO shows the threshold, target and maximum award under the Performance Incentive Plan. For the Performance Incentive Plan, the threshold award is 0% of the target award, and the maximum award is 200% of the target award. The extent to which awards

The AES Corporation Proxy Statement 44

Executive Compensation

are payable depends upon AES’ performance against goals established in the first quarter of the fiscal year. This award is payable in the first quarter of 2019.

(2)
Each NEO received performance stock units on February 23, 2018 awarded under the 2003 Long-Term Compensation Plan. These units vest based on the financial performance condition of Proportional Free Cash Flow for the three year period ending December 31, 2020 (as more fully disclosed in the “Long-Term Compensation” section of this Proxy Statement). The second row of data for each NEO shows the total number of AES shares at threshold, target, and maximum. At threshold, the vesting percentage is 0%. At maximum performance, the vesting percentage is 200%. Straight line interpolation is applied for performance between the threshold and target and between the target and maximum.

Each NEO also received performance cash units on February 23, 2018 awarded under the 2003 Long-Term Compensation Plan. These units vest based on AES’ Total Stockholder Return as compared to the Total Stockholder Return of the S&P 500 Utility companies, the S&P 500 Index, and the MSCI Emerging Markets Index for the three-year period ending December 31, 2020 (as more fully described in the CD&A of this Proxy Statement). The third row of data for each NEO shows the number of units at threshold, target, and maximum, where $1.00 is the per unit value. At threshold against each of the three indices, the vesting percentage is 50%. At maximum performance, the vesting percentage is 200%. Straight line interpolation is applied for performance between the threshold and target and between the target and maximum.

(3)
Each NEO received restricted stock units on February 23, 2018 awarded under the 2003 Long-Term Compensation Plan. These units vest on a service-based condition in which one-third of the restricted stock units vest on each of the first three anniversaries of the grant.

(4)
Aggregate grant date fair value of performance stock units, performance cash units, and restricted stock units granted in the year which are computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to service-based vesting conditions. A discussion of the relevant assumptions made in the valuation may be found in our financial statements, footnotes to the financial statements (footnote 16), or Management’s Discussion & Analysis, as appropriate, contained in the AES Form 10-K. Assuming the maximum market and financial performance conditions are achieved, and in the case of performance stock units the share price at grant, the maximum value of performance stock units and performance cash units granted in fiscal year 2018, and payable upon completion of the 2018-2020 performance period, is shown in footnote 4 to the Summary Compensation Table.

Narrative Disclosure Relating to the Summary Compensation Table and the Grants of Plan-Based Awards Table

Incentive Compensation Plans Applicable for All NEOs

Performance Incentive Plan

In early 2019, we expect to make cash payments to Messrs. Gluski, O’Flynn, Da Santos, Nebreda and Pérez Dubuc under the Performance Incentive Plan for performance during 2018. The amount paid to each NEO is included in the amounts reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for each NEO. A description of the Performance Incentive Plan and awards made thereunder is set forth in the CD&A of this Proxy Statement.

2003 Long Term Compensation Plan

The Summary Compensation Table and Grants of Plan-Based Awards Table include amounts relating to performance cash units, performance stock units, and restricted stock units granted under the 2003 Long-Term Compensation Plan.

The amount reported in the “Stock Awards” column of the Summary Compensation Table for each NEO is based upon the aggregate grant date fair value of restricted stock units, performance stock units, and performance cash units granted in the applicable year, which are computed in accordance with FASB ASC Topic 718 disregarding any estimates of forfeitures related to service-based vesting conditions. For a description of the terms of restricted stock unit, performance stock unit awards, and performance cash unit awards, see the CD&A of this Proxy Statement.

Effect of Termination of Employment or Change-in-Control

The vesting of performance stock units, restricted stock units, and performance cash units and the ability of the NEOs to exercise or receive payments under those awards are affected by the termination of their employment, including certain qualifying terminations in connection with a change-in-control. These events and the related payments and benefits are described in “Potential Payments Upon Termination or Change-in-Control” of this Proxy Statement.

The AES Corporation Proxy Statement 45

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End (2018)*

The following table contains information concerning exercisable and unexercisable stock options and unvested stock awards granted to the NEOs which were outstanding on December 31, 2018.

	Option Awards				Stock Awards **
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (day/mo/year)	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andrés Gluski
	88,158		$12.1800	19-Feb-20
	107,807		$12.8800	18-Feb-21
	99,734		$9.7600	30-Sep-21
	245,665		$13.7000	17-Feb-22
	524,511		$11.1700	15-Feb-23
	446,053		$14.6300	21-Feb-24
	748,625		$11.8900	20-Feb-25	206,076	(2)	$2,979,859	789,740	(3)	$11,419,640
	(1)							12,076,020	(4)	$12,076,020

Thomas O’Flynn
	162,338		$11.2900	4-Sep-22
	158,795		$11.1700	15-Feb-23
	122,180		$14.6300	21-Feb-24
	250,000		$11.8900	20-Feb-25	72,856	(2)	$1,053,498	278,644	(3)	$4,029,192
	(1)							4,260,750	(4)	$4,260,750

Bernerd Da Santos
	21,211		$11.1700	15-Feb-23
	30,730		$14.6300	21-Feb-24
	66,250		$11.8900	20-Feb-25	35,695	(2)	$516,150	142,582	(3)	$2,061,736
	(1)							2,180,250	(4)	$2,180,250

Julian Nebreda
	12,864		$12.1800	19-Feb-20
	16,800		$12.8800	18-Feb-21
	19,134		$13.7000	17-Feb-22
	33,317		$11.1700	15-Feb-23
	26,917		$14.6300	21-Feb-24
	46,092		$11.8900	20-Feb-25	16,780	(2)	$242,639	64,468	(3)	$932,207
	(1)							719,026	(4)	$719,026

Manuel Pérez Dubuc
	34,837		$11.1700	15-Feb-23
	26,805		$14.6300	21-Feb-24
	46,791		$11.8900	20-Feb-25	16,632	(2)	$240,499	64,560	(3)	$933,538
	(1)							720,062	(4)	$720,062

*
Table excludes the following column which is not applicable based on award types currently outstanding: Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options. Valued using closing price per share on the last business day of the fiscal year (December 31, 2018) of $14.46.

NOTES:

(1)	Stock options were last granted to NEOs in 2015, and are all fully vested.

(2)	Included in this item are:

a.	A restricted stock unit grant made to all NEOs on February 19, 2016 that vests in one final installment on February 19, 2019.

The AES Corporation Proxy Statement 46

Executive Compensation

b.	A restricted stock unit grant made to all NEOs on February 24, 2017 that vests in two installments on February 24, 2019 and February 24, 2020.

c.	A restricted stock unit grant made to all NEOs on February 23, 2018 that vests in three installments on February 23, 2019, February 23, 2020 and February 23, 2021.

(3)	Included in this item are:

a.
Performance stock units granted to all NEOs on February 24, 2017 and February 23, 2018, which vest based on the financial performance condition of AES’ three-year cumulative Proportional Free Cash Flow, and three-year service conditions (but only when and to the extent financial performance conditions are met).

Based on AES’ performance through the end of fiscal year 2018 relative to the performance criteria, our current period to-date results for ongoing performance periods are between target and maximum and thus the maximum number of performance stock units granted in 2017 and 2018 is included above.

(4) Included in this item are:
Performance cash units granted to all NEOs on February 24, 2017 and February 23, 2018 which vest based on market performance conditions (AES three-year cumulative Total Stockholder Return relative to S&P 500 Utility companies, S&P 500 companies, and MSCI Emerging Markets index companies) and three-year service conditions (but only when and to the extent the market performance conditions are met).
Based on AES’ performance through the end of fiscal year 2018 relative to the performance criteria, our current period to-date results for the 2017-2019 and 2018-2020 performance period are between target and maximum and thus the maximum number of performance cash units granted in 2017 and 2018 are included above.

[Remainder of Page Intentionally Left Blank]

The AES Corporation Proxy Statement 47

Executive Compensation

Option Exercises and Stock Vested (2018)

The following table contains information concerning the exercise of stock options and the vesting of performance stock unit and restricted stock unit awards by the NEOs during 2018.

	Option Awards		Stock Awards (1,2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Andrés Gluski	191,030	$1,187,556	371,837	$4,922,356
Thomas O’Flynn	—	$ —	176,642	$2,278,700
Bernerd Da Santos	—	$ —	68,709	$891,031
Julian Nebreda	—	$ —	26,048	$345,857
Manuel Pérez Dubuc	—	$ —	24,931	$330,242

NOTES:

(1)
The Total Stockholder Return performance cash units also vested on December 31, 2018 with each unit having a value of $1.00.  In connection with the vesting of such units, the NEOs received the following dollar amounts: Mr. Gluski ($4,562,373)  , Mr. O’Flynn ($1,624,857), Mr. Da Santos ($667,584), Mr. Nebreda ($324,095), and Mr. Perez Dubuc ($306,768).

(2)	Vesting of stock awards in 2018 consisted of separate grants shown in the following table.

	Number of Shares Acquired on Vesting (#)
Name	2/19/2016 PSUs (a)	2/20/2015 RSUs (b)	4/23/2015 RSUs (c)	2/19/2016 RSUs (d)	2/24/2017 RSUs (e)	Total
Andres Gluski	258,583	33,580	-	44,157	35,517	371,837
Thomas O'Flynn	92,092	11,214	45,079	15,726	12,531	176,642
Bernerd Da Santos	37,837	2,972	15,027	6,461	6,412	68,709
Julian Nebreda	18,369	2,068	-	3,137	2,474	26,048
Manuel Pérez Dubuc	17,386	2,099	-	2,969	2,477	24,931

	Value Based on Vesting ($)
Name	2/19/2016 PSUs (a)	2/20/2015 RSUs (b)	4/23/2015 RSUs (c)	2/19/2016 RSUs (d)	2/24/2017 RSUs (e)	Total
Andres Gluski	$3,739,110	$349,232	-	$461,441	$372,573	$4,922,356
Thomas O'Flynn	$1,331,650	$116,626	$534,637	$164,337	$131,450	$2,278,700
Bernerd Da Santos	$547,123	$30,909	$178,220	$67,517	$67,262	$891,031
Julian Nebreda	$265,616	$21,507	-	$32,782	$25,952	$345,857
Manuel Pérez Dubuc	$251,402	$21,830	-	$31,026	$25,984	$330,242

(a)
The February 19, 2016 performance stock unit grant vested based on the Company’s Proportional Free Cash Flow results for the three-year period ended December 31, 2018 with performance of 99.4% of target, which resulted in a payout of 97.6% of target. Final certification of results and distribution of shares occurred in the first quarter of 2019. For purposes of this Proxy Statement, the performance stock units vested at that performance level as of December 31, 2018 at the closing stock price per share of $14.46.

(b)	The February 20, 2015 restricted stock unit grant vests in three equal installments on the anniversary of the grant date. The third vesting occurred on February 20, 2018 at a vesting price of $10.40.

The AES Corporation Proxy Statement 48

Executive Compensation

(c) The April 23, 2015 restricted stock units granted to Messrs O’Flynn and Da Santos vests in two equal installments on the second and third anniversaries of the grant date. The second vesting occurred on April 23, 2018 at a vesting price of $11.86.
(d) The February 19, 2016 restricted stock unit grant vests in three equal installments on the anniversary of the grant date. The second vesting occurred on February 19, 2018 at a vesting price of $10.45.

(e)	The February 24, 2017 restricted stock unit grant vests in three equal installments on the anniversary of the grant date. The first vesting occurred on February 24, 2018 at a vesting price of $10.49.

Non-Qualified Deferred Compensation (2018)
The following table contains information for the NEOs for each of our plans that provides for the deferral of compensation that is not tax-qualified.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals / Distributions ($)(4)	Aggregate Balance at Last FYE ($)(5)
Andrés Gluski - RSRP	$178,200	$258,750	$156,907	$243,624	$3,843,946
Thomas O’Flynn - RSRP	$98,300	$106,650	$17,905	$55,512	$811,734
Bernerd Da Santos - RSRP	$73,400	$65,250	$27,276	$197,844	$592,604
Julian Nebreda - RSRP	$39,655	$60,398	$91,713	$0	$490,797
Julian Nebreda - IRP	$0	$47,055	$322,798	$0	$1,259,337
Manuel Pérez Dubuc - RSRP	$0	$0	$6,722	$0	$24,805

NOTES:

(1)	Amounts in this column represent elective contributions to the Restoration Supplemental Retirement Plan (“RSRP”) and the International Retirement Plan (“IRP”) in 2018.

(2)
Amounts in this column represent the Company’s contributions to the RSRP and IRP. The amount reported in this column and the Company’s additional contributions to the 401(k) Plan are included in the amounts reported in the 2018 row of the “All Other Compensation” column of the Summary Compensation Table.

The table below provides Company contributions under the RSRP and IRP that were included in the “All Other Compensation” column of the Summary Compensation Table.

Name	Included in 2016 All Other Compensation	Included in 2017 All Other Compensation	Included in 2018 All Other Compensation
Andrés Gluski	$114,500	$162,521	$258,750
Thomas O’Flynn	$47,550	$70,151	$106,650
Bernerd Da Santos	$16,850	$31,716	$65,250
Julian Nebreda	-	-	$107,453
Manuel Pérez Dubuc	-	-	-

(3)	Amounts in this column represent investment earnings under the RSRP and IRP .

(4)	Amounts in this column represent distributions from the RSRP.

(5)	Amounts in this column represent the balance of amounts in the RSRP and the IRP at the end of 2018 and are included in the Summary Compensation Table as described in footnote 2 herein.

The AES Corporation Proxy Statement 49

Executive Compensation

Narrative Disclosure Relating to the Non-Qualified Deferred Compensation Table

The AES Corporation Restoration Supplemental Retirement Plan (RSRP) and the AES Corporation International Retirement Plan (IRP)

The Code places statutory limits on the amount that participants, such as our NEOs, can contribute to The AES Corporation Retirement Savings Plan (the “401(k) Plan”). As a result of these regulations, matching contributions to the 401(k) Plan accounts of our NEOs in fiscal year 2018 were limited. To address the fact that participant and Company contributions are restricted by the statutory limits imposed by the Code, our NEOs and other highly compensated employees can participate in the RSRP and IRP, which are designed primarily to restore benefits limited under our broad-based retirement plans due to statutory limits imposed by the Code.

Under the 401(k) Plan, eligible employees, including our NEOs, can elect to defer a portion of their compensation into the 401(k) Plan, subject to certain statutory limitations imposed by the Code such as the limitations imposed by Sections 402(g) and 401(a)(17) of the Code. The Company matches, dollar-for-dollar, the first five percent of compensation that an individual contributes to the 401(k) Plan. In addition, individuals who participate in the RSRP and the IRP may defer up to 80% of their compensation (excluding bonuses) and up to 100% of their annual bonus under the RSRP and the IRP. The Company provides a matching contribution to the RSRP and the IRP for individuals who actively defer and who are also subject to the statutory limits as described above.

The Company may maintain up to four separate deferral accounts for participants in the RSRP, each of which may have a different distribution date and a different distribution option. A participant in the RSRP may elect to have distributions made in a lump sum payment or annually over a period of two to fifteen years. All RSRP distributions are made in cash.

The Company may also maintain multiple separate deferral accounts with respect to each participant in the IRP. Distributions under the IRP are made in a single lump sum payment on the date of a participant’s termination of employment.

Under the RSRP and the IRP individuals have the ability to select from a list of hypothetical investments. The investment options are functionally equivalent to the investments made available to all participants in the 401(k) Plan. Individuals may change their hypothetical investments within the time periods that are permitted by the Compensation Committee, provided that they are entitled to change such designations at least quarterly.

Earnings or losses are credited to the deferral accounts by the amount that would have been earned or lost if the amounts were actually invested.

Individual RSRP and IRP account balances are always 100% vested.

[Remainder of Page Intentionally Left Blank]

The AES Corporation Proxy Statement 50

Executive Compensation

Potential Payments Upon Termination or Change-in-Control

The following table contains estimated payments and benefits to each of the NEOs in connection with a termination of employment or a change-in-control. The amounts assume that a termination or change-in-control event occurred on December 31, 2018, and, where applicable, uses the closing price per share of AES common stock of $14.46 (as reported on the NYSE on December 31, 2018).

	Termination
Name	Voluntary or For Cause	Without Cause	In Connection with Change in Control	Death	Disability	Change in Control Only (No Termination)
Andrés Gluski
Cash Severance[1]	$0	$5,940,000	$8,910,000	$0	$0	$0
Accelerated Vesting of LTC[2]	$0	$0	$14,727,689	$14,727,689	$14,727,689	$0
Benefits Continuation[3]	$0	$38,428	$57,642	$0	$0	$0
Outplacement Assistance[4]	$0	$25,000	$25,000	$0	$0	$0
Total	$0	$6,003,428	$23,720,331	$14,727,689	$14,727,689	$0

Thomas O’Flynn
Cash Severance[1]	$0	$1,380,000	$2,760,000	$0	$0	$0
Accelerated Vesting of LTC[2]	$0	$0	$5,198,469	$5,198,469	$5,198,469	$0
Benefits Continuation[3]	$0	$19,207	$28,811	$0	$0	$0
Outplacement Assistance[4]	$0	$25,000	$25,000	$0	$0	$0
Total	$0	$1,424,207	$8,012,280	$5,198,469	$5,198,469	$0

Bernerd Da Santos
Cash Severance[1]	$0	$1,020,000	$2,040,000	$0	$0	$0
Accelerated Vesting of LTC[2]	$0	$0	$2,637,143	$2,637,143	$2,637,143	$0
Benefits Continuation[3]	$0	$17,152	$25,728	$0	$0	$0
Outplacement Assistance[4]	$0	$25,000	$25,000	$0	$0	$0
Total	$0	$1,062,152	$4,727,871	$2,637,143	$2,637,143	$0

Julian Nebreda
Cash Severance[1]	$0	$733,618	$1,467,235	$0	$0	$0
Accelerated Vesting of LTC[2]	$0	$0	$1,068,256	$1,068,256	$1,068,256	$0
Benefits Continuation[3]	$0	$16,700	$25,050	$0	$0	$0
Outplacement Assistance[4]	$0	$25,000	$25,000	$0	$0	$0
Total	$0	$775,318	$2,585,541	$1,068,256	$1,068,256	$0

Manuel Pérez Dubuc
Cash Severance[1]	$0	$832,500	$1,665,000	$0	$0	$0
Accelerated Vesting of LTC[2]	$0	$0	$1,067,299	$1,067,299	$1,067,299	$0
Benefits Continuation[3]	$0	$19,945	$29,917	$0	$0	$0
Outplacement Assistance[4]	$0	$25,000	$25,000	$0	$0	$0
Total	$0	$877,445	$2,787,216	$1,067,299	$1,067,299	$0

NOTES:

(1)
Upon termination without cause, or a qualifying termination following a change-in-control, and in the case of Mr. Gluski, termination due to death or disability, or Good Reason (outside of change-in-control), a pro-rata bonus to the extent earned would be payable.

The AES Corporation Proxy Statement 51

Executive Compensation

Pro-rata bonus amounts are not included in the above table because as of December 31, 2018, the service and performance conditions under AES’ 2018 annual incentive plan would have been satisfied.

(2)	Accelerated Vesting of Long-Term Compensation (“LTC”) includes:

•	The value of outstanding performance stock units granted in February 2017 and 2018 at the target payout level;

•	The value of outstanding performance cash units granted in February 2017 and 2018 at the target payout level;

•	The value of outstanding restricted stock units granted in February 2016, 2017 and 2018; and

The following table provides further detail on Accelerated Vesting of LTC by award type.

	Stock Options	Performance Stock Units	Restricted Stock Units	Performance Cash Units	Total Accelerated LTI Vesting
Gluski	$0	$5,709,820	$2,979,859	$6,038,010	$14,727,689
O’Flynn	$0	$2,014,596	$1,053,498	$2,130,375	$5,198,469
Da Santos	$0	$1,030,868	$516,150	$1,090,125	$2,637,143
Nebreda	$0	$466,104	$242,639	$359,513	$1,068,256
Pérez Dubuc	$0	$466,769	$240,499	$360,031	$1,067,299

(3)
Upon termination without cause and a qualifying termination following a change-in-control, the NEO may receive continued medical, dental and vision benefits. The value of benefits continuation is based on the share of premiums paid by the Company on each NEO’s behalf in 2018, based on the coverage in place at the end of December 2018. For the period that benefits are continued, each NEO is responsible for paying the portion of premiums previously paid as an employee.

(4)
Upon termination without cause, or in the case of Mr. Gluski, for Good Reason, or a qualifying termination following a change-in-control, the NEOs are eligible for outplacement benefits. The estimated value of this benefit is $25,000.

Additional Information Relating to Potential Payments upon Termination of Employment or Change-in-Control

The following narrative outlines our compensatory arrangements with our NEOs, and is in addition to other summaries of their terms found in the CD&A of this Proxy Statement, “Narrative Disclosure Relating to the Summary Compensation Table and Grants of Plan-Based Awards Table” of this Proxy Statement, and “Narrative Disclosure Relating to the Non-Qualified Deferred Compensation Table” of this Proxy Statement.

Potential Payments upon Termination under the Executive Severance Plan

Executive Officers are eligible to receive payments and benefits upon termination, including termination in connection with a change-in-control, under our Executive Severance Plan. This plan was adopted during 2011 and does not include a Section 280G excise tax gross-up consistent with our policy prohibiting change-in-control tax gross-ups. Payments and benefits provided to the Executive Officers upon each termination circumstance are detailed below.

In the event of termination due to disability, the Executive Officer is entitled to receive the following payments:

•	Disability benefits under our long-term disability program in effect at the time;

•	Base salary through the termination date or, if earlier, the end of the month preceding the month in which disability benefits commence; and

•	In the case of Mr. Gluski, a pro-rata portion of his annual bonus to the extent earned, based upon the number of days he was employed during the year (“Pro-Rata Bonus”).
In the event of termination due to death, the Executive Officer’s legal representative is entitled to his or her base salary through the termination date and, in the case of Mr. Gluski, the Pro-Rata Bonus.

In the event the Executive Officer’s employment is terminated for cause or the Executive Officer voluntarily resigns, the Executive Officer is only entitled to receive his or her base salary through the termination date.

The AES Corporation Proxy Statement 52

Executive Compensation

If we terminate the Executive Officer’s employment without cause, or in the case or Mr. Gluski, he terminates for “Good Reason,” the Executive Officer is entitled to receive:

•
Base salary through the termination date, the Pro-Rata Bonus, and a lump sum severance payment equal to one times (two times in the case of Mr. Gluski) the sum of the Executive Officer’s base salary and target bonus for the year in which the termination of employment occurs;

•
Continued participation for 12 months (24 months in the case of Mr. Gluski) in all medical, dental, and vision benefit programs that the Executive Officer was participating in at the time of termination; and

•	Outplacement assistance from the time of termination until December 31st of the second calendar year following the calendar year in which the termination occurred.
If within two years following a “change-in-control,” the Executive Officer terminates employment for “Good Reason” or if we terminate the Executive Officer’s employment, other than for cause or disability, the Executive Officer is entitled to receive:

•
Base salary through the termination date, the Pro-Rata Bonus, and a lump sum severance payment equal to two times (three times in the case of Mr. Gluski) the sum of the Executive Officer’s base salary and target bonus for the year in which the termination of employment occurs;

•
Continued participation for 18 months (36 months in the case of Mr. Gluski) in all medical, dental, and vision benefit programs that the Executive Officer was participating in at the time of termination; and

•	Outplacement assistance from the time of termination until December 31st of the second calendar year following the calendar year in which the termination occurred.
In addition, the Executive Officers are subject to certain non-competition, non-solicitation, non-disparagement, and confidentiality obligations that are outlined in the Executive Severance Plan, and the execution of a general release of claims against the Company. The non-competition and non-solicitation obligations must be complied with for 12 months after termination of employment with us.

Payment of Long-Term Compensation Awards in the event of Termination or Change-in-Control as determined by the provisions set forth in the 2003 Long Term Compensation Plan (for all NEOs)
The vesting of performance stock units, performance cash units, and restricted stock units and the ability of our NEOs to exercise or receive payments under those awards changes in the case of (1) termination of their employment or (2) as a result of a change-in-control. The vesting conditions are defined by the provisions set forth in the 2003 Long Term Compensation Plan as outlined below:
Performance Stock Units, Performance Cash Units, and Restricted Stock Units
If the NEO’s employment is terminated by reason of death or disability prior to the third anniversary of the grant date of a performance stock unit, performance cash unit, or a restricted stock unit, the performance stock units (at target), the performance cash units (at target) and/or restricted stock units will immediately vest and be delivered.

With performance stock units and performance cash units, voluntary termination or termination for cause prior to the end of the three-year performance period will result in the forfeiture of all outstanding performance stock units and performance cash units. Involuntary termination or a qualified retirement, which requires the NEO to reach 60 years of age and 7 years of service with the Company or an affiliate, allow prorated time-vesting in increments of one-third or two-thirds vesting if the NEO has completed one or two years of service from the grant date, respectively. In the case of Mr. Gluski, he has reached both the age and years of service criteria to be eligible for a qualified retirement.  If he had retired on December 31, 2018, the aggregate value of his performance stock units (assuming target performance), and performance cash units (assuming target performance) would have been $5,790,530.

If a change-in-control occurs prior to the end of the three year performance period, performance stock units and performance cash units (at target), and restricted stock units will only become fully vested should a double-trigger occur. The double-trigger only allows for vesting if a qualifying termination occurs in connection with the change-in-control (other than for a qualifying retirement).

The AES Corporation Restoration Supplemental Retirement Plan (RSRP)
In the event of a termination of the NEO’s employment (other than by reason of death) prior to reaching retirement eligibility, or in the event of a change-in-control (defined in the same manner as the term “change-in-control” in the RSRP described below), the balances

The AES Corporation Proxy Statement 53

Executive Compensation

of all of the NEO’s deferral accounts under the RSRP will be paid in a lump sum. In the event of an NEO’s death or retirement, the balances in the NEO’s deferral accounts will be paid according to his elections if the NEO was 59 1/2 or more years old at the time of such person’s death or retirement. In the event of the NEO’s death or retirement before age 59 1/2, the value of the deferral account will be in a lump sum.

The AES Corporation International Retirement Plan (IRP)
In the event of a termination of the NEO’s employment (including than by reason of death) the balances of all of the NEO’s deferral accounts under the IRP will be paid in a lump sum.

Definition of Terms

The following definitions are provided in the Executive Severance Plan and related Benefits Schedule for the CEO for certain of the terms used in this description:
“Cause” means (A) the willful and continued failure by the CEO to substantially perform his duties with the Company (other than any such failure resulting from the CEO’s incapability due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination by the CEO for Good Reason), after we deliver a demand for substantial performance, or (B) the willful engaging by the CEO in misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.
“Change-in-Control” means the occurrence of any one of the following events: (A) a transfer of all or substantially all of our assets, (B) a person (other than someone in our Management) becomes the beneficial owner of more than 35% of AES outstanding common stock, or (C) during any one-year period Directors at the beginning of the period (and any new Directors whose election or nomination was approved by a majority of Directors who were either in office at the beginning of the period or were so approved, excluding anyone who became a Director as a result of a threatened or actual proxy contest or solicitation) cease to constitute a majority of the Board.
“Good Reason” means (A) the failure of the Company to have any successor expressly assume the Executive Severance Plan; (B) after a change-in-control, the relocation of the CEO’s principal place of employment; (C) after a change-in-control, any material adverse change in the CEO’s overall responsibilities, duties and authorities; and (D) after a change-in-control, the failure by the Company to continue the CEO’s participation in a long-term cash or equity award or equity-based grant program (or in a comparable substitute program) on a basis not materially less favorable than that provided to the CEO immediately prior to such change-in-control.
The definitions for other Executive Officers (aside from the CEO) participating in the Executive Severance Plan are substantially similar to those shown above, except in item (D) of “Good Reason.” The other Executive Officers are eligible to terminate their employment for “Good Reason” after a change-in-control if there is a material reduction to their base salary or annual incentive opportunity.

The following definition is provided in the RSRP of the terms used in this description:

“Change-in-Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to any person or group (as that term is used in Section 13(d)(3) of the Exchange Act) of persons; (ii) a person or group (as so defined) of persons (other than Management of the Company on the date of the adoption of the Plan or their affiliates) shall have become the beneficial owner of more than 35% of the outstanding voting stock of the Company; or (iii) during any one-year period, individuals who at the beginning of such period constitute the Board (together with any new Director whose election or nomination was approved by a majority of the Directors then in office who were either Directors at the beginning of such period or who were previously so approved, but excluding under all circumstances any such new Director whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, corporation, partnership or other entity or group) cease to constitute a majority of the Board of Directors. Notwithstanding the foregoing or any provision of the Plan to the contrary, the foregoing definition of change-in-control shall be interpreted, administered and construed in manner necessary to ensure that the occurrence of any such event shall result in a change-in-control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5).

The following definition is provided in the 2003 Long Term Compensation Plan of the terms used in this description:

The AES Corporation Proxy Statement 54

Executive Compensation

“Change-in-Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to any Person or group (as that term is used in Section 13(d) (3) of the Exchange Act) of persons, (ii) a person or group (as so defined) of persons (other than Management of the Company on the date of the adoption of the Plan or their Affiliates) shall have become the beneficial owner of more than 35% of the outstanding voting stock of the Company, or (iii) during any one-year period, individuals who at the beginning of such period constitute the Board (together with any new Director whose election or nomination was approved by a majority of the Directors then in office who were either Directors at the beginning of such period or who were previously so approved, but excluding under all circumstances any such new Director whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, corporation, partnership or other entity or group) cease to constitute a majority of the Board. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an award is subject to Section 409A (and not excepted therefrom) and a change-in-control is a distribution event for purposes of an award, the foregoing definition of change-in-control shall be interpreted, administered and construed in manner necessary to ensure that the occurrence of any such event shall result in a change-in-control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5).

CEO Pay Ratio

As required by SEC rules, we are disclosing the median annual total compensation of all employees of AES (excluding the CEO), the annual total compensation of the CEO, and the ratio of the median annual total compensation of all employees to the annual total compensation of the CEO.

Consistent with SEC rules, we may identify our median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year; provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to the 2017 pay ratio disclosure.  We have reviewed the changes in our employee population and employee compensatory arrangements and, based on that review, determined that there has been no change in our employee population or employee compensatory arrangements that would significantly impact the pay ratio disclosure.

Although this is the case, we also performed the pay ratio analysis of our employee population for 2018. As with last year, we chose December 1st as the determination date to identify our median employee, which date was within the last three months of our most recently completed fiscal year. As of December 1, 2018, we employed 8,754 individuals, with 33% of these individuals located in the United States. We used the same methodology as last year to identify our median employee. Our median employee was selected using data for the following elements of compensation: salary, equity grants, and non-equity incentive compensation, over a trailing 12-month period, which began on December 1, 2018, and whose compensation was substantially similar to the compensation of our median employee used for the 2017 pay ratio calculation. The principal difference between the compensation of our 2018 and 2017 median employees resulted from fluctuations in overtime pay year-over-year received by our 2017 median employee (such employee’s overtime was approximately double for the 2018 measurement period).  Our 2018 assessment resulted in an employee located in Chile being identified as our median employee.

For purposes of reporting annual total compensation and the ratio of annual total compensation of the CEO to the median employee, both the CEO and median employee’s annual total compensation are calculated consistent with the disclosure requirements of executive compensation under Item 402(c)(2)(x) of Regulation S-K.

For fiscal 2018, the median employee’s annual total compensation was $67,771, and the total annual compensation of our CEO was $9,759,811. Based on this information, the ratio of the total annual compensation of our CEO to the total annual compensation of our median employee for fiscal 2018 is 144:1. For purposes of converting our median employee’s compensation to United States dollars, we used the prevailing foreign exchange rate as of the end of 2018.

The Company has not made any of the adjustments permissible by the SEC, nor have any material assumptions or estimates been made to identify the median employee or to determine total annual compensation.

Supplemental Disclosure - CEO Pay Ratio

The Company has a significant global footprint with approximately 67% of its workforce located outside of the United States.

The AES Corporation Proxy Statement 55

Executive Compensation

For 2018, the median of the annual total compensation of our United States and Corporate Strategic Business Unit employees (other than our CEO) was $109,297.  The same methodology was used as described above, except for limiting this review to these employees only. The ratio of the total annual compensation of our CEO to the median of the total annual compensation of our United States and Corporate Strategic Business Unit employees for fiscal 2018 is 89:1.

	Global	US Only
AES 2018 CEO Pay Ratio	144:1	89:1

PROPOSAL 2: TO APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S EXECUTIVE
COMPENSATION

Pursuant to SEC rules, the Company seeks your advisory vote on our executive compensation programs as described in this Proxy Statement, and has determined to submit an annual advisory vote on our executive compensation program to our Stockholders at each annual meeting until the Company seeks another advisory vote on the frequency of the advisory vote on executive compensation in 2023. The Company asks that you support the compensation of our NEOs as disclosed in the CD&A section and the accompanying tables and narratives contained in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The CD&A section of this Proxy Statement discusses how our executive compensation policies and programs implement our executive compensation philosophy, including our emphasis on pay for performance. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our executive compensation philosophy and in achieving its goals.

Highlights of our compensation programs that support the executive compensation philosophy are included in the Executive Summary of the CD&A, and these practices are discussed in further detail throughout the CD&A.

Accordingly, the Board recommends that our Stockholders vote “FOR,” on an advisory basis, the compensation paid to our NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC and adopt the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

As an advisory vote, your vote will not be binding on the Company or the Board. However, our Board and our Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, value the opinions of our Stockholders and to the extent there is any significant vote against the compensation paid to our NEOs, we will consider our Stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY’S
EXECUTIVE COMPENSATION

The AES Corporation Proxy Statement 56

Executive Compensation

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the CD&A with AES’ Management and, based on this review and discussion, recommended to the Board that it be included in AES’ Proxy Statement and incorporated by reference into the AES Form 10-K for the year ended December 31, 2018.

The Compensation Committee of the Board of Directors,

James H. Miller, Chair
Kristina M. Johnson
Moises Naim
Jeffrey W. Ubben

(Ms. Davidson joined the Board and became a member of the Compensation Committee only as of February 22, 2019, and therefore did not participate in the preparation or approval of this Report)

Risk Assessment

We believe that the general design of our compensation program reflects an appropriate mix of compensation elements and balances current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with our executives’ roles. The following features of the program illustrate this point:

•
Our program reflects a balanced mix of compensation awards to avoid excessive weight on any one performance measure and is designed to promote stability and growth (1) in the short-term through the payment of an annual incentive award based entirely on quantifiable goals and (2) in the long-term, through the payment of awards, the value of which are tied directly to AES share price performance;

•	Our annual incentive plan, performance stock units, and performance cash units provide a defined range of payout opportunities ranging from 0-200% of target;

•
Total compensation levels are heavily weighted on long-term incentive awards tied to share price performance with three-year service-based vesting schedules and, in the case of performance stock units, cumulative long-term performance goals;

•	We have stock ownership guidelines so that our NEOs’ and other senior executives’ personal wealth is tied to the long-term success of the Company; and

•	The Compensation Committee retains discretion to adjust or modify compensation based on the Company’s and executives’ performance.
In 2018, with the assistance of its independent advisor, the Compensation Committee analyzed all of the Company’s compensation programs from a risk perspective. In that review, Meridian identified several risk mitigators including:

•	Good balance of fixed and variable pay opportunities;

•	Capped incentive plans;

•	Multiple incentive measures;

•	Performance measured at the large business unit or corporate level;

•	Mix of measurement time periods;

•	Long-term stock ownership requirements and holding requirements;

•	Allowable Compensation Committee discretion, especially in the annual incentive plan and performance stock unit and performance cash unit agreements;

•	Oversight provided by non-participants in the plans, including plan results and Compensation Committee approval of goals;

•	Moderate severance program; and

•	Clawback policy.
Because of the presence of the risk mitigators identified above and the design of our compensation program, we believe that the risks arising from our employee compensation program are not reasonably likely to have a material adverse effect upon AES.

The AES Corporation Proxy Statement 57

Audit Matters

REPORT OF THE FINANCIAL AUDIT COMMITTEE

The Audit Committee maintains initial oversight over risks related to the integrity of the Company’s financial statements; internal controls over financial reporting and disclosure controls and procedures; the performance of the Company’s internal audit function and the independent auditor; the effectiveness of the Company’s Ethics and Compliance Program; and such other matters as are described in the Committee’s Charter. In addition to discussions with the CEO, CFO and other members of Management regarding the preparation of the Company’s financial statements and operating results, the Audit Committee, pursuant to the Committee’s oversight of the Company’s internal audit function and Ethics and Compliance program, received periodic reports from the Company’s Internal Audit, Compliance and Legal departments. Such reports addressed, among other matters, ongoing projects, control assessments and audits being conducted by the Internal Audit department, reports to the Company’s compliance hotline and/or issues involving the Company’s Code of Conduct, material litigation and significant legal developments involving the Company and/or its subsidiaries, and proposed organizational changes. The Audit Committee also received periodic routine reports regarding the Company’s efforts to comply with Section 404 of the Sarbanes-Oxley Act and efforts related to the completion and periodic filings of the Company’s financial statements with the SEC. In addition to the scheduled meetings of the Audit Committee, the members of the Audit Committee held periodic telephonic discussions and/or in-person meetings with Management regarding various subjects. Such informal periodic meetings and discussions permit the Audit Committee to provide advice and assistance to Management on a more frequent basis than the regularly scheduled meetings of the Audit Committee.

The Audit Committee includes five members of the Board. The Board has determined that each member of the Audit Committee qualifies as independent under the independence standards existing under the NYSE rules and under the independence standards for audit committee members under the Exchange Act. The Board also determined that each member of the Audit Committee is “financially literate” as required by the NYSE rules, and that each of Messrs. Harrington, Miller and Ubben and Ms. Koeppel are Audit Committee Financial Experts pursuant to SEC rules based on, among other things, the experience of such member.

The meetings of the Audit Committee also were designed to facilitate and encourage communication among the Committee, the Company, and the Company’s independent registered public accounting firm, EY. EY has served as the Company’s independent registered public accounting firm since 2008. The Audit Committee discussed with EY the overall scope and plans for the integrated audit of the Company’s financial statements, and met with EY with and without Management present, to discuss the results of their audits and evaluations of the Company’s internal controls and to discuss the efforts expended by the Company in connection with the preparation and filing of the financial statements.

Management has primary responsibility for establishing and maintaining adequate internal financial controls for preparing the financial statements and for the public reporting process. Neither the Audit Committee nor EY are responsible for the preparation of the Company’s consolidated financial statements, its operating results or for the appropriate safekeeping of the Company’s assets. EY’s responsibility is to attest to the Company’s fair presentation of the consolidated financial statements and attest to the effectiveness of internal controls over financial reporting. The independent registered public accounting firm is accountable to the Audit Committee, and the Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm. The Audit Committee engages in an annual evaluation of the independent public accounting firm’s qualifications, assessing the firm’s quality of service, the firm’s sufficiency of resources, the quality of the communication and interaction with the firm, and the firm’s independence. The Audit Committee makes its selection based on the best interests of the Company and its Stockholders. The Audit Committee participates in the selection of the lead Audit Partner (the “Lead Partner”) of the independent registered public accounting firm through its review of the Lead Partner’s professional qualifications, experience, and prior performance on the Company’s audit (if any); through in-person meetings with the Lead Partner; and through discussion between the Committee and Management regarding the selection of the Lead Partner. The role of the Audit Committee is to be satisfied that both the Company and the independent registered public accounting firm discharge their respective responsibilities effectively.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2018 with Management and EY. In addition, the Audit Committee has discussed with EY the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”), including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements.

EY has provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with EY that firm’s independence from the Company. The Audit Committee has concluded that EY’s provision of audit services to the Company is compatible with EY’s independence. The Audit Committee also discussed EY’s proposed fees with Management, including the scope of services, fees paid to comparable companies, fees paid by the Company in prior years, and other factors relevant to the appropriateness of fees. Based on this review, the Audit Committee approved the amount of fees to be

The AES Corporation Proxy Statement 58

Audit Matters

paid to EY for audit and non-audit services. For further information regarding these fees, please see the fees chart located in “Information Regarding the Independent Registered Public Accounting Firm” of this Proxy Statement.

Based on its review and the meetings, discussions and reports described above, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2018 be included in the AES Form 10-K.

The Financial Audit Committee,

Charles L. Harrington, Chairman
Holly K. Koeppel
James H. Miller
Jeffrey W. Ubben

(Ms. Davidson joined the Board and became a member of the Audit Committee only as of February 22, 2019, and therefore did not participate in the preparation or approval of this Report)

Information Regarding the Independent Registered Public Accounting Firm
The following table outlines the aggregate fees billed to the Company for the fiscal years ended December 31, 2018 and 2017 by the Company’s principal accounting firm, EY.

	$ in millions
	2018	2017
Audit Fees	$13.9	$16.7
Audit Related Fees	0.6	0.6
Tax Fees	0.0	0.0
All Other Fees	0.3	0.0
Total Fees	$14.8	$17.3

Audit Fees. The amounts noted above for Audit Fees include the aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audits of the Company’s consolidated annual financial statements and local subsidiaries’ annual financial statements, reviews of the Company’s quarterly financial statements, attestation of internal control over financial reporting, as required by the Sarbanes-Oxley Act, Section 404 and comfort letters, consents and other services related to SEC matters.

Audit Related Fees. The amounts noted above for Audit Related Fees include the aggregate fees billed for each of the last two fiscal years for audits of employee benefit plans and accounting consultations.

Tax Fees. EY did not provide any services to AES related to tax compliance, tax advice or tax planning for the fiscal years ended December 31, 2018 and 2017.

All Other Fees. The amounts noted above for All Other Fees include fees billed for the fiscal year ended December 31, 2018, for IT advisory services.

Pre-Approval Policies and Procedures. The Company desired to maintain an independent relationship between itself and EY, and to ensure that level of independence during 2018, the Audit Committee maintained its policy established in 2002 with which to judge if EY may be eligible to provide certain services outside of its main role as outside auditor. The pre-approval policy permits EY to provide certain designated services set forth in the policy to the Company, outside of its main role as outside auditor, after first obtaining the approval of at least one designated member of the Audit Committee and thereafter reporting such approval to the full Committee consistent with the terms, exceptions and limitations set forth in the Sarbanes-Oxley Act. Services within the established framework include audit and related services and certain tax services. Services outside of the framework require Audit Committee approval prior to the performance of the service. This framework is consistent with the provisions of the Sarbanes-Oxley Act, which address auditor independence. All audit and non-audit services provided to the Company by EY during 2018 were pre-approved by the Audit Committee in accordance with Company policy and the Sarbanes-Oxley Act.

The AES Corporation Proxy Statement 59

Audit Matters

PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITORS FOR FISCAL YEAR 2018

The Audit Committee has appointed EY, an independent registered public accounting firm, as the auditors to examine and report to Stockholders on the consolidated financial statements for the Company and its subsidiaries for the calendar year ended December 31, 2019. The appointment of EY is subject to ratification by the Company’s Stockholders at the Annual Meeting. Representatives of EY will be present at the Annual Meeting and will be given an opportunity to make a statement. Such representatives will also be available to respond to appropriate questions.

The Board recommends that the Stockholders ratify the appointment of EY and adopt the following resolution at the Annual Meeting:

“RESOLVED, that the appointment of EY as independent auditors of this Company for the fiscal year 2019 is hereby
APPROVED, RATIFIED AND CONFIRMED.”

In the event the Stockholders do not ratify the appointment of EY, the Audit Committee will consider whether it should appoint an alternative firm.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF EY AS INDEPENDENT AUDITORS OF THE COMPANY

The AES Corporation Proxy Statement 60

Stock Ownership

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND
EXECUTIVE OFFICERS
The following table sets forth information regarding the beneficial ownership of our Common Stock as of February 18, 2019, based on 662,298,096 shares outstanding as of such date, by (a) each current Director, Nominee and each NEO set forth in the Summary Compensation Table in this Proxy Statement, (b) all Directors and Executive Officers as a group and (c) all persons who are known by us to be the beneficial owner of more than five percent (5%) of our common stock (based on their public filings with the SEC as of February 18, 2019 or as otherwise known to us). Under SEC Rule 13d-3 of the Exchange Act, “beneficial ownership” includes shares for which the individual, directly or indirectly, has or shares voting power (which includes the power to vote or direct the voting of the shares) or investment power (which includes the power to dispose or direct the disposition of the shares), whether or not the shares are held for individual benefit. Under these rules, more than one person may be deemed the beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to the best of our knowledge, sole voting and investment power with respect to the indicated shares of our Common Stock.
Except as otherwise indicated, the address for each person below is c/o The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203.
Shares Beneficially Owned by Directors and Executive Officers

Name/Address	Position Held with the Company	Shares of Common Stock Beneficially Owned(1)(2)	% of Class(1)(2)
Janet G. Davidson	Director	0	*
Andrés R. Gluski	President, CEO and Director	3,421,602	*
Charles L. Harrington	Director	124,223	*
Kristina M. Johnson	Director	151,151	*
Tarun Khanna	Director	206,698	*
Holly K. Koeppel	Director	88,428	*
James H. Miller	Director	119,733	*
Alain Monié	Director	63,095	*
John B. Morse, Jr. (3)	Director and Chairman of the Board	228,312	*
Moisés Naím	Director	110,454	*
Jeffrey W. Ubben(4)	Director	1,587,445	*
Thomas M. O’Flynn	Former, EVP and CFO	1,011,400	*
Bernerd Da Santos	EVP and COO	248,206	*
Manuel Pérez Dubuc	SVP & President, New Energy Solutions	141,858	*
Julian Nebreda	SVP & President, South America Business Unit	196,748	*
All Directors and Executive Officers as a Group (19) persons		7,034,336	1.06%
The Vanguard Group (5) 100 Vanguard Boulevard Malvern, PA 19355		85,050,700	12.84%
BlackRock Inc. (6) 55 East 52nd Street New York, NY 10055		63,316,409	9.56%
Capital International Investors (7) 11100 Santa Monica Boulevard 16th Floor Los Angeles, CA 90025		37,929,405	5.73%

The AES Corporation Proxy Statement 61

Stock Ownership

Name/Address	Position Held with the Company	Shares of Common Stock Beneficially Owned(1)(2)	% of Class(1)(2)
Capital World Investors (8) 333 South Hope Street Los Angeles, CA 90071		35,402,000	5.35%
State Street Corporation (9) State Street Financial Center One Lincoln Street Boston, MA 02111		33,942,396	5.12%

*	Shares held represent less than 1% of the total number of outstanding shares of common stock of the Company.

(1)
The shares of our Common Stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, shares of our Common Stock, which are subject to Options, units or other securities that are exercisable or convertible into shares of our Common Stock within 60 days of February 16, 2018, are deemed to be outstanding and beneficially owned by the person holding such Options, units or other securities. Such underlying shares of Common Stock are deemed to be outstanding for the purpose of computing such person’s ownership percentage, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Includes (a) the following shares issuable upon exercise of Options outstanding as of February 18, 2019 that are able to be exercised on or before April 19, 2019: Ms. Davidson - 0 shares; Mr. Harrington – 0 shares; Dr. Johnson – 0 shares; Dr. Khanna – 6,666 shares; Ms. Koeppel - 0 shares; Mr. Miller – 19,280 shares; Mr. Monié – 26,813 shares; Mr. Morse – 0 shares; Dr. Naím – 0 shares; Mr. Gluski – 2,260,553 shares; Mr. O’Flynn – 693,313 shares; Mr. Da Santos – 118,191 shares; Mr. Pérez Dubuc - 108,433 ; Mr. Nebreda - 155,124 all Directors and Executive Officers as a group – 3,530,753 shares; (b) the following units issuable under The AES 2003 Long Term Compensation Plan, including The AES Corporation Deferred Compensation Plan for Directors: Ms. Davidson - 0 units; Mr. Harrington – 124,223 units; Dr. Johnson – 151,151 units; Dr. Khanna – 200,032 units; Ms. Koeppel – 88,428 units; Mr. Miller – 100,453 units; Mr. Monié – 34,957 units; Mr. Morse – 227,312 units; Dr. Naím – 110,454 units; Mr. Rossotti – 344,175 units; Mr. Ubben – 22,945 units; all Directors as a group 1,404,130 units; (c) the following shares held in The AES Retirement Savings Plan: Mr. Gluski – 27,285 shares; Mr. O’Flynn – 9,242 shares; Mr. Da Santos – 25,961 shares; Mr. Pérez Dubuc 6,051, and Mr. Nebreda 24,844 and all Executive Officers as a group – 120,871 shares.

(3)	Includes 1,000 shares held by Mr. Morse’s wife.

(4)
Includes 22,945 stock units Mr. Ubben holds under agreement for the benefit of the limited partners of ValueAct Spring Master Fund, L.P. and indirectly for (i) VA Partners I, LLC as General Partner of ValueAct Spring Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Spring Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the majority owner of the membership interests of VA Partners I, LLC, (v) ValueAct Holdings II, L.P. as the sole owner of the membership interests of ValueAct Capital Management, LLC and as the majority owner of the limited partnership interests of ValueAct Capital Management, L.P., and (vi) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. and ValueAct Holdings II, L.P. Also, includes 1,564,500 shares held by ValueAct Spring Master Fund, L.P. and may be deemed to be indirectly beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Spring Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Spring Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the majority owner of the membership interests of VA Partners I, LLC, (v) ValueAct Holdings II, L.P. as the sole owner of the membership interests of ValueAct Capital Management, LLC and as the majority owner of the limited partnership interests of ValueAct Capital Management, L.P., and (vi) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. and ValueAct Holdings II, L.P. Jeffrey W. Ubben is a member of the management board of ValueAct Holdings GP, LLC.

(5)
Based solely on information furnished in the Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 11, 2019, in which Vanguard reported that it had (a) sole power to vote or to direct the vote on 773,422 shares, (b) shared power to vote or to direct the vote on 142,250 shares, (c) sole power to dispose or to direct the disposition of 84,179,135 shares, and (d) shared power to dispose or to direct the disposition of 871,565 shares, with an aggregate amount beneficially owned by the reporting person of 85,050,700 shares.

(6)
Based solely on information furnished in the Schedule 13G/A filed by BlackRock Inc. and certain of its affiliates (“BlackRock”) with the SEC on February 4, 2019, in which BlackRock reported that it had (a) sole power to vote or to direct the vote of 57,627,960 shares, (b) shared power to vote or to direct the vote on 0 shares, (c) sole power to dispose or to direct the disposition of 63,316,409 shares, and (d) shared power to dispose or to direct the disposition of 0 shares, with an aggregate amount beneficially owned by the reporting person of 63,316,409 shares.

The AES Corporation Proxy Statement 62

Stock Ownership

(7)
Based solely on information furnished in the Schedule 13G/A filed by Capital International Investors with the SEC on February 14, 2019, in which Capital International Investors reported that it had (a) sole power to vote or to direct the vote on 36,065,287 shares, (b) shared power to vote or to direct the vote on 0 shares, (c) sole power to dispose or to direct the disposition of 37,929,405 shares, and (d) shared power to dispose or to direct the disposition of 0 shares, with an aggregate amount beneficially owned by the reporting person 37,929,405 shares.

(8)
Based solely on information furnished in the Schedule 13G filed by Capital World Investors with the SEC on February 14, 2019, in which Capital World Investors reported that it had (a) sole power to vote or to direct the vote on 35,402,000 shares, (b) shared power to vote or to direct the vote on 0 shares, (c) sole power to dispose or to direct the disposition of 35,402,000 shares, and (d) shared power to dispose or to direct the disposition of 0 shares, with an aggregate amount beneficially owned by the reporting person 35,402,000 shares.

(9)
Based solely on information furnished in the Schedule 13G filed by State Street Corporation with the SEC on February 14, 2019, in which State Street Corporation reported that it had (a) sole power to vote or to direct the vote on 0 shares, (b) shared power to vote or to direct the vote on 29,339,716 shares, (c) sole power to dispose or to direct the disposition of 0 shares, and (d) shared power to dispose or to direct the disposition of 33,935,278 shares, with an aggregate amount beneficially owned by the reporting person 33,942,396 shares.

[Remainder of Page Intentionally Left Blank]

The AES Corporation Proxy Statement 63

Other Matters

OTHER MATTERS

An eligible Stockholder, owning 200 shares of AES common stock, has separately notified us of his intent to propose a resolution at the Annual Meeting that requests the Company to “beginning in 2019 … annually publish a report of actually incurred corporate costs and associated actual and significant benefits accruing to shareholders and the climate from AES’ global climate-related activities that are voluntary and exceed government regulatory requirements” (the “Floor Proposal”). The supporting statement of the Floor Proposal further states that “[c]orporate managements sometimes engage in “greenwashing” - i.e., spending shareholder money on schemes ostensibly environment-related, but really undertaken merely for the purpose of improving the public image of management. Such insincere “green” posturing and associated touting of alleged, but actually imaginary benefits to public health and the environment may harm shareholders by distracting management, wasting corporate assets, ripping off ratepayers and deceiving shareholders and the public.”

AES’ management and Board have undertaken long-term strategies to divest or shut down certain of AES’ coal plants in shifting our portfolio towards less carbon intensive sources of generation, such as solar and wind, only after significant consideration and business planning, taking note of, and responding to, market and regulatory developments and the express interests and concerns communicated to us by our Stockholders. Our business strategies are formulated with the express intent and purpose of achieving Stockholder value creation.

The Company knows of no other matters to be submitted to the Stockholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement and the possible submission of the Floor Proposal.

The Floor Proposal was not submitted under Rule 14a-8 under the Exchange Act and the Stockholder did not seek to have the Floor Proposal included in this Proxy Statement. Accordingly, the Floor Proposal may be presented at the meeting but is not included in this Proxy Statement. If properly presented at the Annual Meeting, approval of the Floor Proposal would require the affirmative vote of a majority of shares of common stock present in person or represented by Proxy at the meeting and entitled to vote. If the Floor Proposal is presented at the Annual Meeting, then to the extent permitted by applicable rules, the persons named on the Proxy (Messrs. Andres R. Gluski and Paul L. Freedman) (the “proxy holders”) will have, and intend to exercise, discretionary voting authority under Rule 14a-4(c) under the Exchange Act to vote “AGAINST” the Floor Proposal. If any other matters properly come before the Stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

[Remainder of Page Intentionally Left Blank]

The AES Corporation Proxy Statement 64

Frequently Asked Questions

QUESTIONS AND ANSWERS REGARDING THE PROXY STATEMENT AND ANNUAL MEETING
Do I need an admission ticket to attend the Annual Meeting?
Yes. You must present both (i) an admission ticket or proof of stock ownership and (ii) valid photo identification to attend the Annual Meeting.

•	If you received these materials by mail, your admission ticket is attached to your Proxy Card. Please detach the ticket and bring it with you to the Annual Meeting.

•	If you vote electronically via the Internet, you can print an admission ticket from the online site.

•
If you hold shares through an account with a bank or broker, contact your bank or broker to request a legally valid Proxy from the owner of record to vote your shares in person. This will serve as your admission ticket.

•
A recent brokerage statement or letter from your broker showing that you owned AES common stock in your account as of February 26, 2019, serves as proof of stock ownership and may be presented in lieu of an admission ticket.

If you do not have an admission ticket or proof of ownership and valid photo identification, you will not be admitted into the Annual Meeting.
Please also note that if you attend the Annual Meeting, the use of cell phones, smartphones, pagers, recording and photographic equipment and/or computers and similar devices is strictly prohibited at the Annual Meeting.
What is the record date?
The record date for the Annual Meeting is February 26, 2019. The record date has been established by the Board as permitted by Delaware law. Owners of record of our common stock at the close of business on the record date are entitled to receive notice of the Annual Meeting. Such owners of record are also entitled to vote at the Annual Meeting and any adjournments of the Annual Meeting. Each share of common stock is entitled to one vote.
How does a Stockholder submit a vote on a proposal?
A Stockholder may vote by telephone, via the Internet, or in person by attending the Annual Meeting. A Stockholder may also vote by marking, signing, dating and returning the Proxy Card to the Office of the Corporate Secretary at 4300 Wilson Boulevard, Arlington, Virginia 22203. Instructions on how to vote by phone or via the Internet are set forth in the Notice of Internet Availability of Proxy Materials or Proxy Card. If a Stockholder owns shares through a broker or other intermediary, voting instructions will be set forth in the voting instruction card provided by your broker or other intermediary.
What are the approval requirements?
If a Proxy is properly executed, the shares it represents will be voted at the Annual Meeting in accordance with the instructions noted on the Proxy. If no instructions are specified in the Proxy with respect to the matters to be acted upon, the shares represented by the Proxy will be voted in accordance with the recommendations of the Board. The recommendations of the Board regarding the matters to be acted upon at the Annual Meeting are set forth in this Proxy Statement. Each share of common stock is entitled to one vote on each proposal contained herein. Generally, except as otherwise provided by law, rule, AES’ Sixth Restated Certificate of Incorporation (the “Charter”) or our By-Laws, the affirmative vote of a majority of the shares of common stock present in person or represented by Proxy at the meeting and entitled to vote on the matter is required for approval of each Proposal. Each Proposal on which Stockholders will vote at the Annual Meeting, including for the election of Directors (in accordance with Section 216 and subject to Section 141(b) of the Delaware General Corporation Law) and the Floor Proposal, must be approved by a majority of the shares of common stock present in person or represented by Proxy at the meeting and entitled to vote on the Proposal.
In tabulating the voting results for any particular proposal, abstentions have the same effect as votes against the matter. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may be treated as “broker non-votes.” Generally, broker non-votes occur when a broker is not permitted to vote on a particular matter without instructions from the beneficial owner and instructions have not been given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as the election of Directors, the advisory approval of the Company’s executive compensation, and the Floor Proposal. However, brokers may vote their clients’ shares on “routine” proposals such as the proposal seeking ratification of EY as the independent registered public accounting firm for fiscal year 2019. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

The AES Corporation Proxy Statement 65

Frequently Asked Questions

What constitutes a quorum?
For business to be conducted at the Annual Meeting, a quorum must be present or represented by Proxy. Under our By-Laws, the presence, in person or represented by Proxy, of a majority of the issued and outstanding shares of our Common Stock entitled to vote at the Annual Meeting will constitute a quorum, except as otherwise provided by statute or by the Charter. The number of outstanding shares of common stock entitled to vote at the Annual Meeting is determined as of the record date. Abstentions and broker non-votes will be counted in determining whether a quorum is present for the Annual Meeting. A copy of the By-Laws is available on our website (https://www.aes.com).
May a Stockholder change a vote?
Stockholders are entitled to revoke their Proxies at any time before their shares are voted at the Annual Meeting. To revoke a Proxy, a Stockholder must file a written notice of revocation with the Company, deliver a duly executed Proxy bearing a later date than the original submitted Proxy, submit voting instructions again by telephone or via the Internet, or attend the Annual Meeting and vote in person. Attendance at the Annual Meeting will not, by itself, revoke your Proxy. If you hold shares in street name, you must contact your broker, bank or other nominee to change your vote or obtain a Proxy to vote your shares if you wish to cast your vote in person at the meeting.
Are voting records confidential?
We require vote tabulators and the Inspector of the Election to execute agreements to maintain the confidentiality of voting records. Voting records will remain confidential, except as necessary to meet legal requirements and in other limited circumstances such as proxy contests.
How does the Company solicit proxies?
The Company will solicit Proxies by mail, telephone, or other means of communication. We will bear the cost of the solicitation of Proxies. The Company has retained Computershare Trust Co., N.A. and Georgeson Inc. to assist in soliciting Proxies from Stockholders and we will pay a fee estimated at $35,000, plus expenses, for such services. In addition, solicitation may be made by our Directors, Officers, and other employees. We reimburse brokerage firms, custodians, nominees, and fiduciaries in accordance with the rules of the Financial Industry Regulatory Authority for reasonable expenses incurred by them in forwarding materials to the beneficial owners of our Common Stock.

The AES Corporation Proxy Statement 66

Directions to the Annual Meeting

DIRECTIONS TO THE ANNUAL MEETING
American Trucking Association Conference Center (950 North Glebe Road, Suite 210, Arlington, VA 22203)
From Points North—I-270 SPUR S toward I-495 S/Northern Virginia; merge onto Capital Beltway/I-495 S; merge onto VA-267 E via Exit 45B on the LEFT toward I-66 E/Washington; VA-267 E becomes I-66E; take the Fairfax Drive exit (Exit 71); stay in the right hand lane after the first traffic light at N. Wakeield St.; turn RIGHT at the second light onto N. Glebe Rd. (Rte. 120) toward Wilson Blvd., which is the next light beyond Fairfax Ave.; turn RIGHT into the 950 North Glebe Road Driveway.; turn RIGHT into building parking garage.
From Points South—I-95 N to I-395 N toward Washington; merge onto S Glebe Road/VA-120 N via Exit 7B toward Marymount University; turn LEFT onto Wilson Blvd.; turn right on N. Wakefield St.; turn LEFT into building parking garage.
From Points East—I-66 W to the N. Glebe Road exit (Exit 71); at the light at the top of the ramp, turn LEFT onto N. Glebe Rd.; turn RIGHT into the 950 North Glebe Road Driveway.; turn RIGHT into building parking garage.
From Points West—I-66 E toward Washington, DC; stay in the right hand lane after the first traffic light at N. Wakeield St.; turn RIGHT at the second light onto N. Glebe Rd. (Rte. 120) toward Wilson Blvd., which is the next light beyond Fairfax Ave.; turn RIGHT into the 950 North Glebe Road Driveway.; turn RIGHT into building parking garage.
Parking - Underground parking managed by Atlantic Parking is conveniently located in the American Trucking Association Conference Center building. The current daily rates are $8 for the first hour, $15 for 2 hours (daily maximum is $17). Ballston Commons Mall Public Parking Garage is located three blocks from the American Trucking Association Conference Center. Daily rates are $1 for the first three hours Monday – Friday (daily maximum is $8). All garage rates are subject to change.

The AES Corporation Proxy Statement 67

AES
we are the energy

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 a.m., Eastern Time, on April 18, 2019.

Online
Go to **www.envisionreports.com/aes** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/aes

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

2019 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR each Nominee listed in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Janet G. Davidson	☐	☐	☐	02 - Andrés R. Gluski	☐	☐	☐	03 - Charles L. Harrington	☐	☐	☐
04 - Tarun Khanna	☐	☐	☐	05 - Holly K. Koeppel	☐	☐	☐	06 - James H. Miller	☐	☐	☐
07 - Alain Monié	☐	☐	☐	08 - John B. Morse, Jr.	☐	☐	☐	09 - Moisés Naím	☐	☐	☐
10 - Jeffrey W. Ubben	☐	☐	☐								

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign this proxy exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

1 U P X

02ZW6D

2019 Annual Meeting Admission Ticket

The AES Corporation Annual Meeting of Stockholders

Thursday, April 18, 2019, 9:30 AM EDT
American Trucking Association Conference Center
950 North Glebe Road, Suite 210
Arlington, VA 22203

(Doors to meeting open at 8:30 AM)

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.envisionreports.com/aes

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/aes

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — THE AES CORPORATION

Proxy Solicited on Behalf of the Board of Directors of The AES Corporation for Annual Meeting April 18, 2019

The Undersigned hereby appoints Andrés R. Gluski and Paul L. Freedman, or either of them, and any substitute or substitutes, to be the attorneys and Proxies of the undersigned at the Annual Meeting of Stockholders of The AES Corporation ("AES") to be held at 9:30 a.m. EDT on Thursday, April 18, 2019 at the American Trucking Association Conference Center, 950 North Glebe Road, Suite 210, Arlington, VA 22203, or at any adjournment or postponement thereof, and to vote at such meeting the shares of Common Stock of AES the undersigned held of record on the books of AES on the record date for the meeting for: the election of the Nominees listed on the reverse side of this card (Proposal 1), to approve, on an advisory basis, the Company's executive compensation (Proposal 2), and the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for fiscal year 2019 (Proposal 3), each referred to on the reverse side of this card and described in the Proxy Statement.

This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR each Nominee listed in Proposal 1 and FOR Proposals 2 and 3. The proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any postponement or adjournment thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the REVERSE SIDE of this Proxy Card but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your share unless you sign and return this card, or vote by telephone or the Internet.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE OF THIS PROXY CARD AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
Your vote is important. Please vote immediately.

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐